As filed with the Securities and Exchange Commission on October 21, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PISHPOSH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	5960	88-2267409
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

(732) 905-3716

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse Sutton

Chief Executive Officer

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

(732) 905-3716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Lombardo, Esq.	Ross D. Carmel, Esq.
Denis Dufresne, Esq.	Jeffrey P. Wofford, Esq.
Agatha Rysinski, Esq.	Carmel, Milazzo & Feil LLP
Meister Seelig & Fein LLP	55 West 39th Street, 18th Floor
125 Park Avenue, 7th Floor	New York, New York 10018
New York, New York 10017	Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 1,662,618 Shares of Common Stock of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.
●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 1,337,382 Shares of Common Stock of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;
●	they contain different Offering sections in the Prospectus Summary section beginning on page 3;
●	they contain different Use of Proceeds sections on page 22;
●	a selling stockholder section is included in the Resale Prospectus;
●	a selling stockholder Plan of Distribution is inserted; and
●	the Legal Matters section on page 63 deletes the reference to counsel for the underwriter in the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated October 21, 2022

PRELIMINARY PROSPECTUS

PishPosh, Inc.

1,662,618 Shares of Common Stock

This is a firm commitment initial public offering of shares of common stock of PishPosh, Inc., par value, $0.000001 per share (“Common Stock”). Prior to this offering, there has been no public market for our Common Stock. We anticipate that the initial public offering price of our shares will be $5.00.

The selling stockholders (as defined herein) are offering 1,337,382 shares of Common Stock to be sold in the offering pursuant to the Resale Prospectus. The selling shareholders must sell their shares at a fixed price per share of $5.00 until there is an established public trading market for our shares of common stock. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the shares of Common Stock to be sold by the selling stockholders.

We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “BABY,” which listing is a condition to this offering.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our Common Stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 11 for a discussion of certain risk factors that you should consider before investing in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$5.00	$8,313,090
Underwriting discounts and commissions (1)	$0.35	$581,916
Proceeds to us, before expenses	$4.65	$7,731,174

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to Boustead Securities, LLC, as representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 60 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to Boustead Securities, LLC, as representative of the underwriters, warrants that will expire on the fifth anniversary of the commencement date of sales in this initial public offering entitling the representative to purchase 7% of the number of shares of Common Stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the shares of Common Stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 60.

We have granted a 45-day option to the representative of the underwriters to purchase up to 249,392 additional shares of Common Stock on the same terms as the other shares being purchased by the underwriters from us solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $669,204, and the total proceeds to us, before expenses, will be $8,890,846.

The underwriters expect to deliver the shares to purchasers on or about [______], 2022.

Sole-Book Running Manager

Boustead Securities, LLC

The date of this Public Offering Prospectus is [_____], 2022

Through and including [______], 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription .

You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

●	the impact of COVID-19 on the U.S. and global economies, our employees, suppliers, customers and end consumers, which could adversely and materially impact our business, financial condition and results of operations;

●	the impact of damage to or interruption of our information technology systems due to cyber-attacks or other circumstances beyond our control;

●	our ability to successfully implement our growth strategy;

●	failure to achieve growth or manage anticipated growth;

●	our ability to achieve or maintain profitability;

●	our ability to continue as a going concern;

●	our ability to generate sufficient cash flow to run our operations, service our debt and make necessary capital expenditures;

●	our ability to establish and maintain effective internal control over financial reporting;

●	our limited operating history;

●	our ability to successfully integrate Pish Posh Baby’s businesses and realize anticipated benefits with this acquisition and with other acquisitions or investments we may make;

●	our dependence on our subsidiaries for payments, advances and transfers of funds due to our holding company status;

●	our ability to successfully develop additional products and services or successfully commercialize such products and services;

●	competition in our market;

●	our ability to attract new and retain existing customers;

●	our exposure to product liability claims;

●	interruption in our sourcing operations;

●	our or our third-party contract manufacturers and suppliers’ ability to comply with legal and regulatory requirements;

●	our brand reputation;

●	compliance with data privacy rules;

●	our compliance with applicable regulations issued by the U.S. Federal Trade Commission (“FTC”) and other federal, state and local regulatory authorities;

●	risk of our products being recalled for a variety of reasons, including product defects, packaging safety and inadequate or inaccurate labeling disclosure; and

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●	the other risks identified in this prospectus including, without limitation, those under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as such factors may updated from time to time in our other filings with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We qualify all our forward-looking statements by these cautionary statements.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, or in any free writing prospectus that we have authorized for use in connection with the offering, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Presentation of Financial and Other Information

On February 25, 2022, PishPosh, Inc., a Delaware corporation (“PishPosh” or the “Company”), merged with Pish Posh Baby, LLC, a privately held Delaware limited liability company (“Pish Posh Baby”) that was formed on December 15, 2015 (the “Merger”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby and Pish Posh Baby as the accounting acquirer of the Company. As such, unless otherwise stated or the context otherwise requires, the historical business and financial information described in this prospectus prior to consummation of the Merger is that of Pish Posh Baby and, following consummation of the Merger, reflects business and financial information of the Company and Pish Posh Baby as a combined business.

References to the “Company,” “PishPosh,” “we,” “us” and “our” in this prospectus, refer to Pish Posh Baby prior to February 25, 2022, and to the Company and Pish Posh Baby after February 25, 2022.

Trademarks

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Industry and Market Data

This prospectus, and the documents incorporated by reference in this prospectus include industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, we have not, and the underwriters have not, independently verified such third-party information. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, this data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements” in this prospectus and the documents incorporated by reference herein and therein.

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PUBLIC OFFERING PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including the “Risk Factors” section beginning on page 11 of this prospectus and the financial statements and related notes included elsewhere in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, references to the “Company,” “PishPosh,” “we,” “us” and “our” refer to PishPosh, Inc. and its subsidiaries.

Our Company

PishPosh is a rapidly growing online retailer of premium baby products. Based on our experience in the industry, we believe that, since its founding in 2015, PishPosh has established itself as a leading e-commerce platform with an extraordinarily engaged customer base of middle- and upper-class mothers. PishPosh distinguishes itself by offering new and unique brands/products that inspire moms to shop.

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom boutique and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site).

We stock items of which we sell the most quantity in a dedicated warehouse and fulfillment center located in Farmingdale, New Jersey, which we believe improves customer service, shortens the delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We ship via FedEx, UPS and USPS throughout the United States (the lower 48 States) and free shipping on orders over $75. We currently maintain approximately $3,200,000 (as of January 4, 2022) of inventory, consisting mostly of strollers, car seats and highchairs. We stock the majority of our inventory so that we can have 60 – 90 days of inventory available to us depending on the season. We currently employ a total of 21 employees, 10 of which are full-time employees and 11 of which are part-time employees.

The Baby Product Market

The stroller segment has grown at an average year over year rate of 5% from 2015 to 2019. Due to larger spending capacities, in North America non-essential baby items like baby carriers sell best. When it comes to where to shop for baby products, parents traditionally prefer to shop in specialty stores. Consumers like that they can shop for a wide variety of products all in the same category. They also like that they can get after-sale services, installation instructions, and product knowledgeable sales associates. With the increasing popularity of e-commerce sales, the online distribution of baby products is expected to grow at a Compound Annual Growth Rate (“CAGR”) of 8.89%. Since the younger generations are the ones with internet knowledge and the ones who are purchasing these products, they are quickly growing the market. (Bonafide Research & Marketing Pvt. Ltd Dec 2021).

We connect with expectant moms to earn a new mom’s loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Our Customers and Channels

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with an annual income of $75,000 and more. Currently, our average order is $200 – $300.

We showcase and sell our products through our showroom and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey.

Competition; Competitive Strengths

Competition – There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby and Albee Baby, among others.

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Competitive Strength – We compete in our market by having (1) best of breed technology and website interface, (2) long-term relationships with top brands to allow for greater buying power and new product access when its introduced, and (3) excellent customer service built on cultivating relationships with our customers. In addition, our expert representatives are parents who can relate and communicate with our shopping demographic very well.

Our Growth Strategy

Our efforts are directed towards providing a brand that has the best experience for a parent to purchase baby gear needs. Our strategy is to build and assist parents throughout the purchasing process. We build relationships with our sales representatives, who are parents themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced, educated shopping experience. We are focused on building a loyal customer base. We have executed high levels of technology integration, using the best of breed ecommerce technologies. We have seen significant year over year sales growth during the 2021 holiday season after overhauling our website and back-end ecommerce tech to better serve our customers. We also focus on what we believe to be the newest style and fashion in our category. If we are successful in growing our customer base and expanding our product line to new categories, it will bring us to scale faster and allow for better buying and higher margins in the long term. An important addition to our growth strategy includes manufacturing our own products under our brand to grow margin, control inventory, and become the primary destination for parents for all their cutting-edge baby gear product needs.

Corporate Matters and Structure

We were incorporated on December 16, 2021, in the State of Delaware. On February 25, 2022, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby. The Company currently has no subsidiaries.

Information Regarding our Capitalization

As of October 21, 2022, we have 4,939,345 shares of Common Stock issued and outstanding and 1,752.37 shares of Series A Preferred Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, and our telephone number is (732) 905-3716. Our website is available at www.pishposhbaby.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

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●

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
●

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and
●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Recent Developments

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby, LLC, a privately-held Delaware limited liability company (“Pish Posh Baby”), with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,061,687 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase Common Stock of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 24, 2022, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers and issued 900,507 shares to an employee in accordance with the terms of such individual’s employment agreement (the “February 2022 Offering”).

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

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On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase shares of Common Stock of the Company. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the Beneficial Ownership Limitation, Series A Preferred Stock, at purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Common Stock purchase warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein (the “Mergeco Warrants”).

On September 13, 2022, the Company conducted the first closing of a private placement offering of its Common Stock to accredited investors (the “Pre-IPO Offering”). At the first closing of the Pre-IPO Offering, we sold 468,891 shares of Common Stock at a purchase price of $1.08 per share, for which we received total gross consideration of $506,402. On September 22, 2022, the Company conducted the second and final closing of the Pre-IPO offering, at which we sold an additional 69,447 shares of Common Stock for total gross proceeds of $75,003. Between the two closings, we sold 538,338 shares of Common Stock for total gross proceeds of $581,405. In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC, our placement agent, $46,512 in cash and issued Boustead Pre-IPO Warrants (as defined herein) to purchase an aggregate of 37,683 shares of Common Stock.

On October 19, 2022, the majority of all of the holders of (i) the issued and outstanding shares of Common Stock (the “Common Holders”) and (ii) the issued and outstanding shares of Series A Preferred Stock (the “Preferred Holders”), and all of the Purchasers under the Securities Purchase Agreement (together with the Common Holders and the Preferred Holders, the “Holders”) entered into an Omnibus Waiver, Consent and Exchange Agreement, pursuant to which the Holders agreed to, (1) amend and restate the Company’s Certificate of Incorporation and the Certificate of Designation of its Series A Preferred Stock to, among other things, increase the number of authorized shares of Preferred Stock designated as Series A Preferred Stock and to increase the Beneficial Ownership Limitation from 4.99% to 9.99%, (2) terminate all prior lock-up agreements to which the Preferred Holders were a party pertaining to the Company’s equity securities and replace and supersede all prior lock-up agreements to which the Common Holders were a party pertaining to the Company’s equity securities with a new lock-up agreement to be entered into in connection with the underwriting agreement with Boustead Securities, LLC (the “Lock-Up Agreements”), (3) permit the Preferred Holders to exchange shares of Common Stock held by the Preferred Holders for shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Preferred Stock”), and (4) forever waive all registration rights granted to the Holders under the Securities Purchase Agreement. Following the exchange of the Preferred Holders’ shares of Common Stock into Exchanged Series A Preferred Stock, the Preferred Holders converted 1,337.382 shares of Series A Preferred Stock back into 1,337,382 shares of Common Stock for resale under the Resale Prospectus.

Risks Associated with our Business

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 11 before deciding to invest in our Common Stock. If any of these risks occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

●	The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition;

●	We have a history of operating losses and may continue to incur losses for the foreseeable future;

●	Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk;

●	If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed;

●	We have incurred significant operating losses in the past, and we may not be able to generate sufficient net sales to achieve or maintain profitability. Failure to maintain an adequate growth rate will materially and adversely affect our business, financial condition and operating results;

●	If we are unable to obtain additional funding, we may not be able to grow our business operations;

●	We may be unable to accurately forecast net sales and appropriately plan our expenses in the future;

●	Our business is highly competitive;

●	Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfillment infrastructures, greater technical capabilities, or greater financial, marketing and other resources and larger customer bases than we do;

●	We depend on the continued growth of e-commerce;

●	If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability;

●	We will be dependent on our suppliers and do not have supply agreements with our suppliers;

●	Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings;

●	Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand;

●	Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results;

●	Failure to continue to provide our customers with merchandise from vendors will harm our business;

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●	Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business;

●	Many of the products we sell to children have safety concerns and may expose us to product liability claims;

●	If we do not successfully optimize and manage our fulfillment processes, our business, financial condition and operating results could be harmed;

●	We do not have an agreement for the use of our current fulfillment facility;

●	We are subject to payment-related risks;

●	Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations;

●	Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition;

●	Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results;

●	If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives;

●	Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business;

●	Our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business;

●	We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us;

●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing;

●	The price of our Common Stock may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors;

●	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results;

●	The issuance of shares upon conversion of the Series A Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders;

●	Because we do not intend to pay any cash dividends on our shares of Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them;

●	There has been no prior market for our Common Stock. An active market may not develop or be sustainable;

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members;

●	As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our Common Stock;

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●	Our Certificate of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our Common Stock;

●	Our officers and directors own a substantial amount of our Common Stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other stockholders do not agree;

●	Existing stockholders may sell significant quantities of Common Stock; and

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

OFFERING SUMMARY

Common Stock Offered by us	1,662,618 shares of Common Stock.

Shares of Common Stock Outstanding prior to this Offering	4,939,345 shares of Common Stock. (1)

Shares of Common Stock to be Outstanding after this Offering	6,601,963 shares of Common Stock (or 6,851,355 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds

We estimate that the net proceeds from our issuance and sale of 1,662,618 shares of our Common Stock in this offering will be approximately $7,365,043, assuming an initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $8,512,246.

We currently anticipate using the net proceeds from this offering, together with our existing resources, for general corporate purposes, such as working capital, and for the repayment of certain short-term promissory notes. See the section titled “Use of Proceeds” for additional information.

Underwriters’ Warrants	Upon the closing of this offering, we have agreed to issue to Boustead Securities, LLC, as representative of the underwriters, warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the representative to purchase 7% of the number of shares of Common Stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the shares of Common Stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	We and our executive officers, directors and certain of our stockholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for twelve (12) months from the date on which the trading of our Common Stock commences. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

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Dividend Policy	The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board of Directors (“Board”) and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors, you should consider in making an investment, see “Risk Factors” beginning on page 11.

Proposed Listing	We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “BABY,” which listing is a condition to this offering.

(1)	As of October 21, 2022. Does not include (i) shares of Common Stock issuable pursuant to options granted to our 2022 Equity Incentive Plan, of which there are none, (ii) 1,752,370 shares of Common Stock issuable upon conversion of our outstanding Series A Preferred Stock or (iii) 3,279,508 shares of Common Stock issuable upon the exercise of our outstanding warrants.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	no exercise by the underwriters of their option to purchase up to 249,392 additional shares of our Common Stock from us to cover over-allotments, if any.

SUMMARY FINANCIAL DATA

The following tables set forth our summary financial data for the periods and as of the dates indicated. We derived our summary statements of comprehensive loss data for the years ended December 31, 2021 and 2020 and our summary balance sheet data as of December 31, 2021 and 2020 from our audited financial statements included elsewhere in this prospectus. For interim periods, we have derived our summary statements of comprehensive loss data for the six months ended June 30, 2022 and 2021 and summary balance sheet data as of June 30, 2022 and 2021 from our unaudited financial statements and related notes incorporated by reference into this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future, and our operating results for the interim periods are not necessarily indicative of the results that may be expected for any other interim periods or any future year. You should read these data together with our financial statements and related notes appearing elsewhere in this prospectus and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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	Six Months Ended		Year Ended
	June 30,		December 31,
	2022	2021	2021	2020
	(Unaudited)
Net revenues	$11,235,447	$5,543,648	$13,331,398	$14,518,025
Cost of net revenues	7,264,123	3,811,695	8,892,262	9,655,876
Gross profit	3,971,324	1,731,953	4,439,136	4,862,149

Operating expenses:
General and administrative	4,244,168	938,175	2,089,153	1,878,200
Research and development	66,022	-	-	-
Sales and marketing	3,269,295	1,400,821	3,396,989	3,137,466
Total operating expenses	7,579,485	2,338,996	5,486,142	5,015,666

Loss from operations	(3,608,161)	(607,043)	(1,047,006)	(153,517)

Other income (expense):
Other income	159,159	-	-	-
Interest expense	(60,813)	(29,667)	(132,157)	(36,009)
Total other income (expense), net	98,346	(29,667)	(132,157)	(36,009)

Provision for income taxes	-	-	-	-
Net loss	$(3,509,815)	$(636,710)	$(1,179,163)	$(189,526)

Weighted average common shares outstanding - basic and diluted	2,885,052
Net loss per common share - basic and diluted	$(1.22)

Pro forma number of common shares outstanding - basic and diluted (1)	6,601,963
Pro forma earnings per share - basic and diluted (1)	$(0.53)

(1)	Reflects the numbers of common shares issued and outstanding after the public offering.

	June 30,	June 30,	December 31,
	2022	2022	2021	2020
	Actual	As Adjusted (1)	Actual	Actual
Cash and cash equivalents	$530,722	$7,895,765	$773,880	$58,138
Inventory, net	5,222,131	5,222,131	3,295,884	2,257,712
Total current assets	6,466,486	13,234,252	4,340,087	2,576,900
Long-term assets	231,483	231,483	93,541	13,086
Total assets	6,697,969	13,465,735	4,433,628	2,589,986
Accounts payable, accrued expenses and other current liabilities	3,784,078	3,784,078	3,007,559	2,023,206
Loan payable	2,862,438	2,862,438	1,376,765	400,000
Convertible note payable	240,135	240,135	1,061,687	-
Total stockholders / members' equity (deficit)	(318,744)	6,449,022	(1,012,383)	166,780
Total liabilities and stockholders / members' equity (deficit)	$6,697,969	$13,465,735	$4,433,628	$2,589,986

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our Common Stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to our Business and Industry

The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China. In January 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 is likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flows.

We source our products from suppliers and manufacturers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, co-manufacturers, distributors or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. In an effort to avoid running out of saleable merchandise inventory and losing revenue, we have had to, when available, acquire larger quantities of our traditional inventory and broaden our product offering to adopt to customer needs ahead of time. However, our suppliers have at times indicated that they would not be able to accommodate our order volume. If the disruptions caused by COVID-19 continue for an extended period, our ability to meet the demands of our customers may be materially impacted. To date, we have not experienced any material reduction in the available supply of our products and our outlook and business goals have not been materially affected by the supply chain disruptions.

If we are forced to scale back hours of operation or close our facility in Lakewood, New Jersey in response to the pandemic, we expect our business, financial condition and results of operations would be materially adversely affected. Additionally, many of our employees, including members of our management team, have been working remotely because of the closure of our offices in Lakewood, New Jersey in response to the COVID-19 pandemic. If our operations or productivity continue to be impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, our business, financial condition, and cash flows may negatively be impacted. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues for a prolonged period, it could have a material adverse effect on our business, results of operations, financial condition and cash flows and adversely impact the trading price of our Common Stock.

We have a history of operating losses and may continue to incur losses for the foreseeable future.

As of June 30, 2022, we had an accumulated deficit of approximately $5.0 million. We recorded a net loss of $1,179,163 as of December 31, 2021, a net loss of $189,526 as of December 31, 2020. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our business and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition, and results of operations will be adversely affected.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by the sale of its equity, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

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Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk.

We operate in a rapidly evolving industry that may not develop as expected, if at all. Although we have experienced significant growth in net sales and the number of our active customers, it may be difficult to assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to, among other things: acquire new customers who purchase products from us at the same rate and of the same type as existing customers; retain our existing customers and have them continue to purchase products from us at rates and methods consistent with their prior purchasing behavior; encourage customers to expand the categories of products they purchase from us; attract new vendors to supply quality products that we can offer to our customers at attractive prices; retain our existing vendors and have them supply additional quality products that we can offer to our customers at attractive prices; increase brand awareness; provide our customers with a superior customer support; fulfill and deliver orders in a timely way and in accordance with customer expectations, which may change over time; respond to changes in consumer access to and use of the Internet and mobile devices; react to challenges from existing and new competitors; avoid interruptions or disruptions in our business; develop and maintain a scalable, high-performance technology and fulfillment infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and the sale of new products and services; respond to macroeconomic trends; and hire, integrate and retain qualified personnel.

If we fail to effectively manage our growth, our business, financial condition, and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve, and expand our infrastructure of people and information systems and expand, train, and manage our employee and contractor base. We have increased employee and contractor headcount since our inception to support the growth in our business, and we intend for this growth to continue for the foreseeable future. To support continued growth, we must effectively integrate, develop, and motivate new employees, while maintaining our corporate culture. We face competition for qualified personnel. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, which may have a material adverse effect on our business, financial condition, and operating results.

Additionally, the growth and expansion of our business and our product offerings in the future will place significant demands on our management. The growth of our business may require significant additional resources, which may not scale in a cost-effective manner or may negatively affect the quality of our customer experience. We are also required to manage multiple relationships with various vendors, customers and other third parties. Further growth of our operations, our vendor base, our fulfillment process, information technology systems or our internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially and adversely affected.

We have incurred significant operating losses in the past, and we may not be able to generate sufficient net sales to achieve or maintain profitability. Failure to maintain an adequate growth rate will materially and adversely affect our business, financial condition and operating results.

As of June 30, 2022, we had an accumulated deficit of approximately $5.0 million. We recorded a net loss of $1,179,163 as of December 31, 2021, a net loss of $189,526 as of December 31, 2020. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to invest to increase our customer base, increase the number and variety of products we offer, expand our marketing channels, expand our operations, hire additional employees, incur the costs of being a public company and develop our technology platform and fulfillment process. These efforts may prove more expensive than we currently anticipate. Our sales decreased from $14,518,025 in 2020 to $13,331,398 in 2021. Some of our efforts to generate net sales from our business are new and unproven, and any failure to increase our net sales or improve our gross margins could prevent us from attaining or increasing profitability. In addition, we expect to invest to fund longer term initiatives, which will likely impact profitability or other operating results. We cannot be certain that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition, and operating results may be materially and adversely affected.

If we are unable to obtain additional funding, we may not be able to grow our business operations.

We will require additional funds to implement our business strategy. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

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We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

We may base our current and future expense levels on our operating forecasts and estimates of future net sales and gross margins. Net sales and operating results are difficult to forecast because they generally depend on the volume, timing, and type of the orders we receive, all of which are uncertain. Additionally, our business is affected by general economic and business conditions in the United States. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. Any failure to accurately predict net sales or gross margins could cause our operating results in any given quarter, or a series of quarters, to be lower than expected, which could cause the price of our Common Stock to decline substantially.

Our business is highly competitive.

We expect competition in e-commerce generally to continue to increase because there are no significant barriers to entry. We currently compete with and expect to increasingly compete with e-commerce businesses, such as Diapers.com, Buy Buy Baby, Albee Baby, Giggle, and Amazon.com, Inc., and e-commerce platforms of traditional retailers, such as online marketplaces such as eBay Inc. We also compete with the traditional offline retail industry, including discount and mass merchandisers, such as Target, Toys “R” Us and Walmart.

We believe that our ability to compete depends upon many factors both within and beyond our control, including: the size and composition of our customer base; the number of vendors and products we feature on our site; selling and marketing efforts; the quality, price and reliability of products offered either by us or our competitors; the convenience of the shopping experience that we provide; our ability to cost-effectively source, market and distribute our products and manage our operations; and our reputation and brand strength relative to our competitors.

Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfillment infrastructures, greater technical capabilities, or greater financial, marketing, and other resources and larger customer bases than we do.

These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than we do.

In addition, our competitors may have longer relationships with customers and suppliers. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could materially and adversely affect our business, operating results, and financial condition.

We depend on the continued growth of e-commerce.

The business of selling products over the Internet is dynamic and relatively new. If customers cease to find our website experience easy to use and offer good value, or otherwise lose interest in shopping in this manner, we may not acquire new customers at rates consistent with historical or projected periods, and existing customers’ buying patterns and levels may be less than historical or projected rates and our business, financial condition and operating results may suffer.

If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability.

We have invested in marketing and branding related to customer acquisition and expect to continue to do so. We must continue to acquire customers in order to increase net sales and achieve profitability. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase products and may prefer alternatives to our offerings, the retailer’s own website or the websites of our competitors. We cannot assure you that the net sales from new customers we acquire will ultimately exceed the cost of acquiring those customers. If consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, the net sales we generate may decrease, and our business, financial condition and operating results may be materially and adversely affected.

We use social networking sites, such as Facebook, Pinterest, Instagram, Twitter and Tumblr, online services, search engines, affiliate marketing websites, directories and other social media websites and e-commerce businesses to advertise, market and direct potential customers to our site. As e-commerce and social networking continue to rapidly evolve, we must continue to use e-commerce and social media channels that are used by our current and prospective customers and cost-effectively drive traffic to our website. We believe that failure to utilize these channels as sources of traffic to our site to generate new customers would adversely affect our financial condition.

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We will be dependent on our suppliers and do not have supply agreements with our suppliers.

If we experience significantly increased sales and since we do not have supply agreements to ensure our requirements, there can be no assurance that additional products will be available when required or on terms that are favorable to us, or that a supplier would allocate sufficient products to us in order to meet our requirements or fill our orders in a timely manner which could lead to delays to our customers, which could hurt our relationships with our customers, resulting in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings.

Our financial performance depends on our ability to identify, originate, and define retail product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. Our products must appeal to a broad range of moms whose preferences cannot be predicted with certainty and are subject to change. Our business fluctuates according to changes in consumer preferences dictated in part by fashion trends, perceived product value and seasonal variations.

We have historically earned the largest portion of our net sales from the sale of strollers and stroller accessories and car seats. We may broaden our product offerings in the future. We continue to explore additional categories which may be accepted by our target customers. If we offer new products or categories that are not accepted by our customers, our sales may fall short of expectations, our brand and reputation could be adversely affected, and we may incur expenses that are not offset by sales. If we expand into new categories, consumer demands may be different, and there is no assurance that we will be successful in these new categories. We may make substantial investments in such new categories in anticipation of future net sales. If the launch of a new category requires investments greater than we expect, if we are unable to attract vendors that produce sufficient high quality, value-oriented products or if the sales generated from a new category grow more slowly or produce lower gross margins than we expect, our results of operations could be adversely impacted. Expansion of our product lines may also strain our management and operational resources, specifically the need to hire and manage additional merchandise buyers to source these new products. We may also face greater competition in specific categories from Internet sites or retailers that are more focused on such categories. It may be difficult to differentiate our offering from other competitors as we offer additional product categories, and our customers may have additional considerations in deciding whether to purchase these additional product categories. In addition, the relative profitability, if any, of new product lines may be lower than what we have experienced historically, and we may not generate sufficient net sales from new product initiatives to recoup our investments in them. If any of these were to occur, it could damage our reputation, limit our growth, and have a material adverse effect on our business, financial condition, and operating results.

Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand.

We believe that maintaining and enhancing our brand is critical to expanding our base of customers and vendors. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brand or if we incur excessive expenses in this effort, our business, operating results, and financial condition may be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to continue to provide reliable, trustworthy, and high-quality products to our customers. Our brand depends on superior customer support, which requires significant personnel expense. If not managed properly, this expense could impact our profitability. Failure to manage or train our customer support and team of sales representatives, or “Mom reps”, properly could compromise our ability to establish customer relationships and handle customer complaints effectively. Customer complaints or negative publicity about our website, products, delivery times, customer data handling and security practices or customer support could diminish consumer use of our website and consumer and vendor confidence in us and cause our reputation to suffer.

Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results.

Our performance is subject to economic conditions and their impact on levels of consumer spending. Some of the factors adversely affecting consumer spending include levels of unemployment, consumer debt levels, changes in net worth based on market changes and uncertainty, home foreclosures and changes in home values, fluctuating interest rates, credit availability, government actions, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net sales and have a material adverse effect on our operating results.

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Failure to continue to provide our customers with merchandise from vendors will harm our business.

Our net sales depend, in part, on our ability to continue to source merchandise in sufficient quantities at competitive prices from vendors. Offering a variety of brands, styles, categories, and products at affordable price points is important to our ability to acquire new customers and to keep our existing customers engaged and purchasing products. Growth in the number of our customers, as well as increased competition, may make it difficult to source additional brands and styles in sufficient quantities and on acceptable terms to meet the demand of our customers.

We have no contractual assurances of continued supply, pricing or access to new products, and vendors could change the terms upon which they sell to us or discontinue selling to us for future sales at any time. If we are not able to identify and effectively promote new brands, we may lose customers to our competitors. Even if we identify new vendors, we may not be able to purchase desired merchandise in sufficient quantities on terms acceptable to us in the future, and products from alternative sources, if any, may be of a lesser quality or more expensive than those from existing vendors. An inability to purchase suitable merchandise on acceptable terms or to source new vendors could have a material adverse effect on our business, financial condition, and operating results.

Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business.

We depend on our vendors to supply high quality merchandise in a timely manner. The failure of these vendors to supply merchandise which meets our quality standards, or the quality standards of our customers could damage our reputation and harm our business, financial condition, and operating results.

Our vendors are subject to various risks, including raw material costs, inflation, labor disputes, union organizing activities, boycotts, financial liquidity, product merchantability, safety issues, inclement weather, natural disasters, disruptions in exports, trade restrictions, trade disruptions, currency fluctuations and general economic and political conditions that could limit the ability of our vendors to provide us with high quality merchandise on a timely basis and at prices and payment terms that are commercially acceptable. For these or other reasons, one or more of our vendors might not adhere to our vendor terms and conditions or their applicable contract or might stop providing us with high quality merchandise. If there are any deficiencies in the products our vendors have provided to us, we might not identify such deficiencies before products ship to our customers.

In addition, our vendors may have difficulty adjusting to our changing demands and growing business. Failure of our vendors to provide us with quality merchandise that complies with all applicable laws, including product safety regulations and legislation in a timely and effective manner could damage our reputation and brand. Further, any merchandise could become subject to a recall, regulatory action, or legal claim, which could result in increased legal expenses as well as damage to our reputation and brand and harm to our business. We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Such developments could have a material adverse effect on our business, financial condition, and operating results.

We purchase our merchandise from numerous domestic and international manufacturers. Failure of our vendors to comply with applicable laws and regulations and contractual requirements could lead to litigation against us, resulting in increased legal expenses and costs.

Many of the products we sell to children have safety concerns and may expose us to product liability claims.

Many of the products we sell are for children, and these products are often subject to enhanced safety concerns and additional scrutiny and regulation. Product safety concerns may require us to voluntarily remove selected products from our inventory. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs and legal expenses, which could have a material adverse effect on our business, financial condition and operating results.

Some of the products we sell may expose us to product liability claims and litigation or regulatory action relating to personal injury, death or environmental or property damage. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

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If we do not successfully optimize and manage our fulfillment processes, our business, financial condition, and operating results could be harmed.

If we do not optimize and manage our fulfillment processes successfully and efficiently, it could result in excess or insufficient fulfillment, an increase in costs or impairment charges or harm our business in other ways. If we do not have sufficient fulfillment capacity or experience a problem fulfilling orders in a timely manner, our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers.

If we add new products or categories with different fulfillment requirements or change the mix in products that we sell, our fulfillment will become increasingly complex. Failure to successfully address such challenges in a cost-effective and timely manner could impair our ability to timely deliver our customers’ purchases and could harm our reputation and ultimately, our business, financial condition and operating results.

If we grow faster than we anticipate, we may exceed our fulfillment center’s capacity, we may experience problems fulfilling orders in a timely manner or our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers, and we would need to increase our capital expenditures more than anticipated.

We do not have an agreement for the use of our current fulfillment facility.

We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 35,000 square foot warehouse fulfillment center in Farmingdale, New Jersey. The fulfillment facility stores, selects, packs, ships, and handle returns. We have worked and continue to work with the same fulfillment facility for over the last five years on a good faith relationship, pursuant to which we are billed monthly in accordance with the fulfillment facility’s standard rates. Since we do not have a contractual agreement with this facility, the facility could decide not to provide us with such warehouse space for our inventory and its fulfillment services which would, if we were not able to find an adequate replacement for our fulfillment needs, result in a disruption in our ability to fill customer orders which could adversely affect our financial condition and reputation.

We are subject to payment-related risks.

We accept payments using a variety of methods, including credit card, debit card, PayPal, and gift cards. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with the rules or requirements of any provider of a payment method we accept, among other things, we may be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially and adversely affected.

We also may incur significant losses from fraud. We may incur losses from claims that the consumer did not authorize the purchase, from merchant fraud, from erroneous transmissions and from consumers who have closed bank accounts or have insufficient funds in them to satisfy payments. In addition to the direct costs of such losses, if they are related to credit card transactions and become excessive, they could potentially result in our losing the right to accept credit cards for payment. In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We use a third-party fraud specialist to monitor our credit transactions. Our failure to adequately control fraudulent transactions could damage our reputation and brand and result in litigation or regulatory action, causing an increase in legal expenses and fees and substantially harm our business, financial condition, and operating results.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and gift cards. We cannot guarantee that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our site by consumers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

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Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. We strive to comply with all applicable laws, regulations and other legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with any privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes could adversely affect our reputations, brand, and business, and may result in claims, proceedings, or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding or action could hurt our reputation, brand, and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Our failure or the failure of third-party service providers to protect our site, networks, and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, vendors, and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit proprietary, personal, and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. More generally, we take steps to protect the security, integrity, and confidentiality of the information we collect, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information. We and our service providers may not have the resources or technical sophistication to anticipate or prevent all types of attacks, and techniques used to obtain unauthorized access to, or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur because of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity, and a loss of confidence in our security measures, which could have an adverse and material effect on our business, financial condition, and operating results. Although we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business experience of our executive officers and our consultants. We have employment agreements with Jesse Sutton, our Chief Executive Officer, and Chaim (Charlie) Birnbaum, our Chief Operating Officer. Although, we hope to retain the services of all our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

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In addition, we must be able to attract, train, motivate and retain highly skilled and experienced employees in order to successfully develop our business. Qualified employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain enough qualified employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business.

Our Chief Executive Officer, Jesse Sutton, is not subject to a non-competition or non-solicitation agreement. If he should choose to leave us for any reason, or start a competitive business while employed by us, he is not contractually prohibited from doing so or from soliciting and hiring our employees and consultants from such competitive endeavors any of which would have a material adverse effect on our business operations.

Other than our Chief Executive Officer, our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

The individuals who now constitute our management team, other than our Chief Executive Officer, have no experience managing a publicly traded company and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and incremental reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition and operating results.

We may incur material losses and costs because of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that products that we sell fail to perform as expected or failure results in bodily injury or property damage which could cause us to lose revenues, incur increased costs associated with customer support, experience delays increased returns or discounts, and damage our reputation, all of which could negatively affect our financial condition and results of operations. If any of the products we sell are or are alleged to be defective, we may be required to participate in a recall involving such products.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. If we sell any such securities in subsequent transactions, investors may be materially diluted. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability, such as covenants that could limit our ability to, among other things, incur additional indebtedness, liens, or other encumbrances, make dividends or other distributions to holders of our capital stock, and sell or transfer assets, as well as certain financial covenants. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

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Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a region in which we have a concentrated exposure could negatively impact our results of operations.

In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. We have not experienced any significant direct impacts from the conflict between Russia and Ukraine. However, we have experienced an increase in the cost of products from suppliers as well as an increase in shipping costs due to the increase in gas prices. While product cost increases have been passed through to our customers through product price increases, the increase in shipping costs has been absorbed by the Company, resulting in nominal impact to our profit margins.

The situation in Ukraine remains uncertain, and while it is difficult to predict the impact of the conflict between Russia and Ukraine, the conflict and actions taken in response to the conflict could further increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Risks Associated with our Common Stock and Company

The issuance of shares upon conversion of the Series A Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.

As of October 21, 2022, there were 1,752.37 shares of our Series A Preferred Stock convertible into an aggregate of 1,752,370 shares of Common Stock and warrants to purchase an aggregate of 3,279,508 shares of Common Stock outstanding. The issuance of shares upon conversion of preferred shares and exercise of warrants will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion, subject to any limitations on beneficial ownership that may result from such conversion.

Because we do not intend to pay any cash dividends on our shares of Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

There has been no prior market for our Common Stock. An active market may not develop or be sustainable.

Prior to this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our common stock. An active trading market for our common stock may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our common stock and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our common stock as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities.

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We expect that the price of our common stock will fluctuate substantially and you may not be able to sell the shares you purchase in this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith at or above the initial public offering price.

The initial public offering price for our common stock sold in this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our common stock following this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith. In addition, the market price of our common stock is likely to be highly volatile.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our common stock shortly following this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith. If the market price of our common stock after this offering and the sales of our common stock by the selling stockholders pursuant to the Resale Prospectus filed contemporaneously herewith do not ever exceed the initial public offering price and the resale price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The offering price of the primary offering and resale offering could differ.

The offering price of our common stock in the initial public offering has been determined by negotiations between the Company and the underwriter. The offering price in the initial public bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of the common stock on Nasdaq. Therefore, the offering prices of the initial public and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The price of our Common Stock may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including: actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our Common Stock, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine; and the other factors described in this section of the prospectus captioned, “Risk Factors.”

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The Resale by the Selling Stockholders may cause the market price of our common stock to decline.

The resale of common stock by the selling stockholders, as well as the issuance of common stock in this Offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, the resale by our other stockholders after expiration of the lock-up period could have the effect of depressing the market price for our common stock.

Our pre-IPO stockholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Common Stock.

As of October 21, 2022, 4,939,345 shares of Common Stock are issued and outstanding. Our pre-IPO stockholders may be able to sell their Common Stock under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these stockholders have paid a lower price per share of Common Stock than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Common Stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO stockholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Common Stock to be sold pursuant to Rule 144 during the pendency of this offering.

The requirements of being a public company may strain our resources, divert management’s attention, and affect our ability to attract and retain additional executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We will need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

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As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

In future periods, if during the evaluation and testing process, we identify any other material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC.

Our Certificate of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our Common Stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of Common Stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing holders of Common Stock.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our Common Stock. Holders of Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our officers and directors own a substantial amount of our Common Stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other stockholders do not agree.

Our executive officers and directors will control approximately 17.05 % of our outstanding Common Stock after this offering. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders’ best interest, but which might negatively affect the market price of our Common Stock.

Existing stockholders may sell significant quantities of Common Stock.

The existing stockholders will own approximately 3,601,963 shares of our Common Stock following the successful completion of this offering, assuming the sale of all securities registered under the Resale Prospectus. Notwithstanding that certain officers and directors and 5% or more stockholders will be locked up for a period of 12 months from the date on which the trading of our Common Stock commences, they may have acquired their shares at a lower price than that of this offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended, and such sales could have a negative impact on the market price of our securities.

Our Certificate of Incorporation will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

Our Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Additionally, the Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that such provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

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We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 1,662,618 shares of our Common Stock in this offering will be approximately $7,365,043, assuming an initial public offering price of $5.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover overallotments, if any, we estimate that our net proceeds will be approximately $8,512,246 after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed public offering price of $5.00 per share would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our Common Stock in this offering by approximately $1.5 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same (assuming no exercise of the underwriter’s overallotment option) and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 500,000 shares in the number of shares offered by us would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our Common Stock in this offering by approximately $2.3 million, assuming the assumed public offering price of $5.00 remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering for general corporate purposes, such as working capital, and for the repayment of certain short-term promissory notes. We may also elect to use proceeds from this offering to acquire complimentary technologies, products, or businesses, although we are not a party to any letters of intent or definitive agreements for any such acquisition.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, our Common Stock has not been listed on any stock exchange or quoted on any over-the-counter market or quotation system and there has been no public market for our Common Stock. We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “BABY,” which listing is a condition to this offering.

As of October 21, 2022, we have 4,939,345 shares of Common Stock issued and outstanding held by 39 stockholders of record.

We also have outstanding:

●	1,752.37 shares of our Series A Preferred Stock convertible into an aggregate of 1,752,370 shares of Common Stock; and

●	Warrants to purchase an aggregate of 3,279,508 shares of Common Stock outstanding.

Securities Authorized for Issuance under 2022 Equity Incentive Plan

Our Board and stockholders adopted the 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) on September 1, 2022 and October 19, 2022, respectively. The 2022 Equity Incentive Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of Common Stock reserved for issuance. For a more detailed description of the 2022 Equity Incentive Plan see “Executive Compensation—2022 Equity Incentive Plan.”

The types of awards permitted under the 2022 Equity Incentive Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board has the power to amend, suspend or terminate the 2022 Equity Incentive Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within twelve (12) months prior to such an event.

As of the date of this prospectus, the Company has not granted any awards under the 2022 Equity Incentive Plan.

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DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and to pursue selective merger and acquisition opportunities. Any future determination to pay dividends will be at the discretion of our Board and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, including restrictions contained in our senior credit facility, and other factors our board of directors may deem relevant. Accordingly, you may need to sell your shares of our Common Stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. Our Series A Preferred Stock ranks on parity with our Common Stock with respect to dividend rights.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of June 30, 2022, as follows:

●	on an actual basis; and

●	on an as adjusted basis to give further effect to our issuance and sale of 1,662,618 shares of our Common Stock in this offering at an assumed initial public offering price of $5.00 per share, after deducting estimated underwriting discounts and commissions, estimated offering expenses payable and repayment of certain debts of $[______].

	June 30, 2022
	Actual	As Adjusted (1)
Cash and cash equivalents	$530,722	$7,895,765

Loan payable, current	2,862,438	2,862,438
Convertible note payable	240,135	240,135
Total liabilities	3,102,573	3,102,573

Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 2,500 shares issued and outstanding, actual, 1,752 shares issued and outstanding, as adjusted	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized, 3,503,378 shares issued issued and outstanding, actual, 6,601,9633 shares issued and outstanding, as adjusted	4	7
Additional paid-in capital	4,634,484	11,402,247
Accumulated deficit	(4,953,232)	(4,953,232)
Total stockholders' equity	(318,744)	6,449,022
Total capitalization	$2,783,829	$9,551,595

(1)	The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our Common Stock in this offering, based upon the assumed initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1.5 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 500,000 shares in the number of shares of Common Stock offered by us would increase (decrease) our as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $2.3 million, assuming the assumed initial public offering price of  $5.00 per share remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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The number of shares of Common Stock that will be outstanding after this offering is based on 4,939,345 shares of Common Stock outstanding as of October 21, 2022, and excludes the following:

•	350,000 shares of Common Stock reserved for future issuance as of October 21, 2022, under our 2022 Equity Incentive Plan;

•	1,752.37 shares of Common Stock issuable upon the conversion of our outstanding shares of Series A Preferred Stock; and

•	3,279,508 shares of our Common Stock issuable upon the exercise of our outstanding warrants.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented above.

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value (deficit) as of June 30, 2022, was ($1.0 million). Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our Common Stock outstanding as of June 30, 2022.

After giving further effect to our issuance and sale of 538,338 shares of Common Stock in the Pre-IPO Offering and our issuance and sale of 1,622,618 shares of Common Stock in this offering at the initial public offering price of $5.00 per share, and after deducting underwriting discounts and commissions, estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $6.5 million, or approximately $0.96 per share. This represents an immediate increase in as adjusted net tangible book value per share of 1.25 to our existing stockholders and an immediate dilution in as adjusted net tangible book value per share of approximately $4.04 to new investors purchasing Common Stock in this offering. Dilution per share to new investors purchasing Common Stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.00
Historical net tangible book value (deficit) per share as of June 30, 2022	$(0.29)
Increase in pro forma net tangible book value per share attributable to the offering	$1.25
Pro forma net tangible book value (deficit) per share as of June 30, 2022		$0.96
Dilution per share to new investors purchasing shares in this offering		$4.04

 Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the as adjusted net tangible book value per share after this offering by $1.48 per share and the dilution to new investors purchasing Common Stock in this offering by $3.81 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 500,000 shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $1.60 and decrease the dilution per share to new investors participating in this offering by $0.35, assuming no change in the assumed initial public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 500,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value per share after this offering by $0.90 and increase the dilution per share to new investors participating in this offering by $0.35, assuming no change in the assumed initial public offering price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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If the underwriters exercise their option to purchase 249,392 additional shares of Common Stock in this offering in full at the assumed initial public offering price of $5.00 per share, and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $1.10 per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing Common Stock in this offering would be $3.90 per share.

The number of shares of Common Stock that will be outstanding after this offering is based on 4,939,345 shares of Common Stock outstanding as of October 21, 2022, and excludes the following:

•	350,000 shares of Common Stock reserved for future issuance as of October 21, 2022, under our 2022 Equity Incentive Plan;

•	1,752.37 shares of Common Stock issuable upon the conversion of our outstanding shares of Series A Preferred Stock; and

•	3,279,508 shares of our Common Stock issuable upon the exercise of our outstanding warrants.

To the extent that any outstanding options are exercised, or new options are issued under the equity benefit plans, or we issue additional shares of Common Stock or convertible securities in the future, there will be further dilution to investors participating in this offering.

The following table summarizes, on an as adjusted basis as of June 30, 2022, after giving effect to our issuance and sale of 538,338 shares of Common Stock in the Pre-IPO Offering and our issuance and sale of 1,622,618 shares of Common Stock in this offering at the initial public offering price of $5.00 per share, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Common Stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Number	Percentage	Per Share
Existing stockholders before this offering	49,39,345	74.8%	$34,32,701	29.2%	$0.69
Investors participating in this offering	16,62,618	25.2%	83,13,090	70.8%	$5.00
Total capitalization	66,01,963	100.0%	$1,17,45,791	100.0%

 The table above assumes no exercise of the underwriters’ option to purchase 249,392 additional shares in this offering. If the underwriters’ option to purchase additional shares is exercised in full, the number of shares of our Common Stock held by existing stockholders would be reduced to 72.1% of the total number of shares of our Common Stock outstanding after this offering, and the number of shares of Common Stock held by new investors participating in the offering would be increased to 27.9% of the total number of shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes forward-looking statements about our business, financial condition, and results of operations, including discussions about management’s expectations for our business. The financial condition, results of operations and cash flows discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of PishPosh, Inc. and its subsidiaries. These statements represent projections, beliefs, and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Overview of Operations

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey. We focus on providing our consumers with high value content and education on brands of baby gear we believe to be of high quality. We have a team of Mom reps to assist consumers in our showroom, online and over the telephone. Our Mom reps are educated consumer advocates who we believe offer real value by helping guide customers, especially new moms to be, who may be very overwhelmed by the pregnancy experience, in a non-judgmental, friendly, and professional manner.

Although approximately 85% of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers. We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 35,000 square foot warehouse fulfillment center which we believe improves customer service and shortens the delivery time compared with those e-commerce retailers that do not hold any inventory. Outsourcing also lowers shipping costs as compared to drop shipping. We offer next day delivery via FedEx, UPS & USPS in the New York Tri-State area and free shipping on orders over $75. We currently maintain approximately $3.2 million of inventory, consisting of strollers, car seats and highchairs, with a 60 – 90-day turnover. With respect to items of which we sell less, we take customer orders before we purchase inventory from our vendors and then drop ship to the customer directly from the manufacturer thereby reducing our inventory risk on such items.

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with annual income of $75,000 and more. Currently, our average order is $200 – $300. However, since we believe that the average spending by expectant parents is around $4,000, we hope to be able to generate additional sales by offering additional products.

Our strategy is built upon:

●	Sales growth of approximately 17% over the last three years without any new investment dollars, demonstrating ability to grow despite a challenging retail and macro environment.

●	Since September 30, 2021 through June 30, 2022, PishPosh has ramped sales by approximately 50% over the same period in 2020/2021.

●	The Company drives engagement using celebrity micro influencers via social media coupled with extensive data-collection and analytic capabilities to provide a personalized shopping experience that anticipates customer preferences and results in repeat purchases over long periods of time.

●	PishPosh is a valued partner to its vendors because of its large and highly engaged consumer audience, providing significant brand exposure and ongoing revenue opportunities.

●	The Company has recently integrated a highly successful procurement and manufacturing team and intends to begin leveraging its recognized name by producing PishPosh-branded product lines to yield higher margins.

With additional investment to allow further scaling, the combination of its unique customer base, vendor relationships, efficient fulfillment infrastructure, and the ability to leverage its own brand for new products will result in significant competitive advantages and sustainably higher gross sales and net margins.

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Our challenge is to ensure that potential customers do not use our content, education, and advice and purchase elsewhere. We currently intend to purchase, from time to time, end of season inventory to offer lower prices to help with customer acquisition. We also intend to widen our product line to furniture and nursery (products such as bedding and linen) in an effort to reach a broader range of consumers and to have a larger order value and better lifetime value per consumer. We intend to increase our Mom reps to include a wider range of persons in order to communicate with and relate to varied demographics. We believe that our Mom reps not only help increase our customer base but also help us compete with the Big Box stores and other online retailers. The salespeople in the Big Box stores do not necessarily consist of educated parents as our Mom reps. Online e-commerce retailers cannot provide the personal expertise that our Mom reps offer our potential customers.

Another major challenge of ours is that we are subject to the terms and conditions imposed on us by our vendors. We do not have any contracts or binding agreements to purchase inventory. Management works diligently to maintain good relationships with our vendors.

Key Factors Affecting our Performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Known Trends and Uncertainties

Inflation

Prices of certain commodity products, including raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations, trade restrictions and tariffs. Increasing prices in the component materials for the goods we sell may impact the availability and the price of the products, as vendors search for alternatives to existing materials and increase the prices they charge for the goods. Also, cost base reflects significant elements for freight, including fuel, which has significantly increased due to the effects of the coronavirus (COVID-19) pandemic and Russia’s initiation of military action against Ukraine. Rapid and significant changes in commodity prices such as fuel and plastic may increase the price at which we purchase goods that we sell from our vendors, and as a result, if we are unable to pass the increased costs of raw materials on to our customers, such increased costs may negatively affect our profit margins. We have experienced an increase in the cost of products from suppliers as well as an increase in shipping costs due to the increase in gas prices. While product cost increases have been passed through to our customers through product price increases, the increase in shipping costs have been absorbed by the Company, resulting in nominal impact to our profit margins. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs by increasing prices for our products.

Interest Rate

Fluctuations in interest rates impact on the value of investments and financing activities, giving rise to interest rate risk. The debt of the Company is comprised of different instruments, which bear interest at either fixed or floating interest rates. The ratio of fixed and floating rate instruments in the loan portfolio is monitored and managed. All of our notes payable and capital lease obligations are fixed rate instruments and are not subject to fluctuations in interest rates. A majority of the interest rates on our borrowings compare favorably with those rates available in the market.

The Company policy with regards to financial assets, is to invest cash at floating rates of interest and to maintain cash reserves in short-term investments in order to maintain liquidity, while also achieving a satisfactory return for shareholders.

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Increasing interest rates may affect the Company’s financing activities, which could make it more difficult for the Company to secure inventory on a timely basis and adversely impact the Company’s ability to manage its accounts payable with suppliers.

Geopolitical Conditions

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a region in which we have a concentrated exposure could negatively impact our results of operations.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Impact of the COVID-19 Pandemic on Our Operations

The recent and ongoing COVID-19 pandemic could materially affect our operations, as well as the business or operations of third parties with whom we conduct business.

The future impact that COVID-19 may have on our results of operations is uncertain. We experienced a decrease in our net revenues of approximately 8% from the year ended December 31, 2021, compared to the year ended December 31, 2020. This decrease was primarily due to supply chain constraints resulting from the COVID-19 pandemic. In an effort to avoid running out of saleable merchandise inventory and losing revenue, we have had to, when available, acquire larger quantities of our traditional inventory and broaden our product offering to adopt to customer needs ahead of time. However, our suppliers have at times indicated that they would not be able to accommodate our order volume. If the disruptions caused by COVID-19 continue for an extended period, our ability to meet the demands of our customers may be materially impacted. To date, we have not experienced any material reduction in the available supply of products and our outlook and business goals have not been materially affected by the supply chain disruptions. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, results of operations, financial condition and liquidity. Our results presented herein are not necessarily indicative of the results to be expected for future periods in 2022 or the full fiscal year.

Management cannot predict the full impact of the COVID-19 pandemic on our sourcing, manufacturing and distribution of our products or to economic conditions generally, including the effects on consumer spending. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments, and such effects could exist for an extended period of time even after the pandemic might end.

Our business could be adversely affected by the effects of other future health epidemics or pandemics in regions where we or third parties on which we rely have significant business operations.

Seasonality

Since the demand for the category of products that we sell is not related to any particular season, and no seasonal pattern exists with respect to pregnancies, our business rarely suffers a seasonal impact.

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Components of Our Results of Operations

Net revenues

We sell our products through our showroom and our website, as well as third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey.

Cost of net revenues and Gross profit and margin

Our cost of net revenue includes the direct cost of purchased merchandise, inventory shrinkage, inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves. Cost of net revenues also includes duties and inbound freight.

Our gross profit and margin is primarily driven by fluctuations in our product costs for purchased inventory.

General and Administrative Expenses

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, merchant processing fees and expenses related to our operations at our headquarters, including warehouse costs, including utilities, depreciation and amortization, and other costs related to the administration of our business.

Following the completion of this offering, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and higher expenses for insurance, investor relations and professional services. We expect these costs will increase our operating costs.

Sales and Marketing Expenses

Sales and marketing expenses include advertising and marketing costs, including print, email marketing, digital and social media costs, public relations costs, as well as fulfillment charges, outbound shipping to customers, and Amazon commissions.

Interest Expense

Interest expense is incurred on the Company’s various loans and merchant advances.

Results of Operations

Summary of Results of Operations for the years ended December 31, 2021, and December 31, 2020 and for the six months ended June 30, 2022 and 2021.

The following table presents our results of operations for the years ended December 31, 2021, and 2020 and for the six months ended June 30, 2022 and 2021:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2022	2021	2021	2020
	(Unaudited)
Net revenues	$11,235,447	$5,543,648	$13,331,398	$14,518,025
Cost of net revenues	7,264,123	3,811,695	8,892,262	9,655,876
Gross profit	3,971,324	1,731,953	4,439,136	4,862,149
General and administrative	4,244,168	938,175	2,089,153	1,878,200
Research and development	66,022	-	-	-
Sales and marketing	3,269,295	1,400,821	3,396,989	3,137,466
Loss from operations	(3,608,161)	(607,043)	(1,047,006)	(153,517)
Other income (expense)	98,346	(29,667)	(132,157)	(36,009)
Net loss	$(3,509,815)	$(636,710)	$(1,179,163)	$(189,526)

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Net revenues

Net revenue was $13.3 million for the year ended December 31, 2021, as compared to $14.5 million for the comparable year ended December 31, 2020, a decrease of $1.2 million. The decrease was primarily due to supply chain restraints in the first two quarters of 2021. Net revenue was $11.2 million for the six months ended June 30, 2022, as compared to $5.5 million for the comparable period ended June 30, 2021, an increase of $5.7 million. The increase was primarily due to a larger assortment and more variety of inventory available in 2022, as well as continued marketing efforts to support e-commerce activities.

Cost of net revenues and Gross profit and margin

Cost of net revenues was $8.9 million for the year ended December 31, 2021, as compared to $9.7 million for the comparable year ended December 31, 2020, a decrease of $0.8 million. The decrease in cost of net revenue was directly attributable to lower revenues in 2021. Cost of net revenues was $7.3 million for the six months ended June 30, 2022, as compared to $3.8 million for the comparable period ended June 30, 2021, an increase of $3.5 million. The increase was primarily attributable to higher revenues in 2022.

Our gross profit for the year ended December 31, 2021 was $4.4 million and $4.9 million for the year ended December 31, 2020, and our gross margin was 33.3% and 33.5% for the years ended December 31, 2021 and 2020, respectively, as our product and shipping costs as a percentage of revenue were consistent. Our gross profit was $4.0 million for the six months ended June 30, 2022, as compared to $1.7 million for the comparable period ended June 30, 2021, and our gross margin was 35.3% and 31.2% for the six months ended June 30, 2022 and 2021, respectively.

General and Administrative Expenses

General and administrative expenses were $2.1 million for the year ended December 31, 2021, as compared to $1.9 million for the comparable year ended December 31, 2020, an increase of $0.2 million. The increase was primarily a result of increased headcount and related personnel costs as we expanded our operations, as well as increased merchant account fees from e-commerce platforms. General and administrative expenses were $4.2 million for the six months ended June 30, 2022, as compared to $0.9 million for the comparable period ended June 30, 2021, an increase of $3.3 million. The increase was primarily due to stock-based compensation and other non-cash expenses as well as increased headcount in 2022.

General and administrative expenses as a percentage of revenues were 15.7% and 12.9% for the years ended December 31, 2021 and 2020, respectively. General and administrative expenses as a percentage of revenues were 37.8% and 16.9% for the six months ended June 30, 2022 and 2021, respectively.

Research and Development

Research and development expenses were $66,022 in the six months ended June 30, 2022, which related to product testing.

Sales and Marketing Expenses

Sales and marketing expenses were $3.4 million for the year ended December 31, 2021, as compared to $3.1 million for the comparable year ended December 31, 2020, an increase of $0.3 million. The increase was primarily driven by our increased digital marketing efforts in 2021. Sales and marketing expenses were $3.3 million for the six months ended June 30, 2022, as compared to $1.4 million for the comparable quarter ended June 30, 2021, an increase of $1.9 million. The increase was primarily due to continued advertising and increased digital marketing efforts.

Sales and marketing expenses as a percentage of revenues were 25.5% and 21.6% for the years ended December 31, 2021 and 2020, respectively. Sales and marketing expenses as a percentage of revenues were 29.1% and 25.3% for the six months ended June 30, 2022 and 2021, respectively.

Other Income (Expense), Net

Interest expense was $132,197 for the year ended December 31, 2021, as compared to $36,009 for the comparable year ended December 31, 2020. The increase was due to new loans and merchant advances entered into during the year. Interest expense was $60,813 and $29,667 for the six months ended June 30, 2022 and 2021, respectively. Other income was $159,159 in the six months ended June 30, 2022, primarily due to the PPP forgiveness.

Net Loss

Net loss was $1.2 million in 2021 for the year ended December 31, 2021, as compared to $0.2 million for the comparable year ended December 31, 2020, an increase of $1.0 million. The increase in net loss was primarily due to lower gross profit in 2021 as well as increased operating expenses. Net loss was $3.5 million for the six months ended June 30, 2022, as compared to $0.6 million for the comparable period ended June 30, 2021, an increase of $2.9 million. The increase in net loss was primarily due to higher operating expenses driven by stock and non-cash compensation in 2022, partially offset by higher gross profit and other income.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital to fund our inventory and marketing expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from operations, and debt financing. As of June 30, 2022, December 31, 2021 and 2020, we had $530,722, $773,880 and $58,138 of cash, respectively.

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Borrowings

During 2021 and 2020, we entered into several short-term merchant loans with Amazon. The loans mature in six to nine months and bear interest ranging from 8% to 11%. The loans require monthly principal and interest payments. During the years ended December 31, 2021 and 2020, we received merchant advances totaling $797,010 and $897,522, respectively, and made repayments totaling $987,843 and $897,522, respectively. During the six months ended June 30, 2022 and 2021, the Company received merchant advances totaling $3,202,000 and $297,010, respectively, and made repayments totaling $1,573,730 and $320,262, respectively. As of June 30, 2022 and December 31, 2021, the Company had $1,837,438 and $209,168, respectively in outstanding principal pertaining to these merchant loans. Interest expenses for the loans totaled $40,852 and $36,009 for the years ended December 31, 2021, and 2020, respectively, and $46,621 and $22,806 for the six months ended June 30, 2022 and 2021, respectively.

During 2021 and 2020, we received several loans from a related party. The loans are unsecured, non-interest bearing and due on demand. During the years ended December 31, 2021 and 2020, we received loan proceeds of $651,873 and $196,899, respectively, and made repayments totaling $651,873 and $196,899, respectively. As of December 31, 2021,  and 2020, we had $0 outstanding.

In May 2021, we entered into a loan with a lender in an aggregate principal amount of $142,597 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“PPP Note”). Subject to the terms of the PPP Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of five years, and is unsecured and guaranteed by the Small Business Administration. We may apply to the lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The PPP Note provides for customary events of default including, among other things, cross-defaults on any other loan with the lender. The PPP Loans may be accelerated upon the occurrence of an event of default. The loan proceeds were used for payroll and other covered payments including general operating costs and were fully forgiven in February 2022.

During 2021, we entered into two short-term promissory notes with an investor for an aggregate principal amount of $1,550,000, consisting of net proceeds of $1,500,000 after the original issue discount of $50,000. We repaid $525,000 in December 2021, and $1,025,000 remained outstanding as of June 30, 2022. The maturity date of the remaining outstanding note was extended from February 28, 2022 to December 31, 2022. We intend to satisfy the outstanding balance of the note from working capital sources in addition to proceeds from this offering.

In November 2021, in connection with the Note Closing, we entered into the Notes for an aggregate principal amount of $1,061,687. The Notes bear interest at 8% per annum and matured on February 28, 2022. The Notes are convertible into shares of Common Stock and/or Series A Preferred Stock and warrants to purchase Common Stock of the Company. In March 2022, upon the Subsequent Closing, $1,061,687 of the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and Mergeco Warrants (see Note 9).

During the year ended December 31, 2021, we incurred $16,562 in interest pertaining to the Notes, all of which was accrued and unpaid as of December 31, 2021. Upon the Subsequent Closing and conversion of the Notes at their principal amount, the interest was deemed forgiven and we recorded a gain in other income in the statements of comprehensive loss.

In connection with the Subsequent Closing, as part of the Placement Agent Consideration (as defined below), we issued a convertible promissory note to Palladium Capital Group, LLC (formerly Palladium Capital Advisors, LLC) in the principal amount of $240,135, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on April 6, 2022 (the “Palladium Note”). The Palladium Note bears interest at a rate of 8% per annum and matures on March 1, 2023; provided, that no interest will be payable in the event such Palladium Note is converted into shares of common and/or Series A preferred stock and warrants of Pish Posh, Inc. The value of the Palladium Note was recognized as offering costs and charged to additional paid-in capital.

Cash Flows

The following table summarizes our cash flows from operating, investing, and financing activities:

	Six Months Ended		Year Ended
	June 30,		December 31,
	2022	2021	2021	2020
	(Unaudited)
Net cash (used in) / provided by operating activities	$(3,531,008)	$38,686	$(1,173,098)	$(105,641)
Net cash provided by (used in) investing activities	(30,400)	(91,350)	(99,611)	50,288
Net cash provided by financing activities	3,318,250	79,345	2,088,451	-
Net change in cash and cash equivalents	$(243,158)	$26,681	$715,742	$(55,353)

Cash Used in Operating Activities

Cash flows used in operating activities of $1.2 million for the year ended December 31, 2021 were primarily driven by our net loss of $1.2 million and cash used in operating assets and liabilities of $0.3 million, partially offset by non-cash charges of $0.2 million. Changes in operating assets and liabilities included an increase of $1.1 million in inventory, partially offset by an increase of $0.8 million in accounts payable.

Cash flows used in operating activities of $0.1 million for the year ended December 31, 2020 were primarily driven by our net loss of $0.2 million, partially offset by change provided by assets and liabilities of $0.1 million. Changes in operating assets and liabilities included a decrease of $0.6 million in inventory, partially offset by a decrease of $0.5 million in accounts payable.

Cash flows used in operating activities were $3.5 million for the six months ended June 30, 2022, as compared to cash provided of $38,686 for the comparable period ended June 30, 2021. Cash used during the six months ended June 30, 2022 was primarily driven by our net loss of $3.5 million, decreases in operating assets and liabilities of $1.4 million, partially offset by non-cash charges of $1.4 million. Cash provided for the six months ended June 30, 2021 was primarily driven by our net loss of $0.6 million, partially offset by increases in operating assets and liabilities of $0.6 million.

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Cash Provided by (Used in) Investing Activities

Cash used in investing activities was $0.1 million for the year ended December 31, 2021, primarily driven by capitalized website development costs, as compared to cash provided of $0.1 million for the comparable year ended December 31, 2020, which was attributable to a loan receivable repayment from a related party. Cash used in investing activities was $30,400 for the six months ended June 30, 2022, as compared to $0.1 million for the comparable period ended June 30, 2021.

Cash Provided by Financing Activities

In the year ended December 31, 2021, we received an aggregate of $4.2 million in proceeds from loans, merchant advances, related party advances and convertible notes. We made loan repayments of $1.5 million and repaid related party loans totaling $0.7 million.

In the year ended December 31, 2020, we received an aggregate of $1.1 million in proceeds from loans, merchant advances and related party advances. We made repayments totaling $1.1 million.

We received loan proceeds of $3.2 million for the six months ended June 30, 2022 and made repayments totaling $1.6 million. We also received $1.7 million in the issuance of preferred and common stock pursuant to the Subsequent Closing.

We received loan proceeds of $0.5 million for the quarter ended June 30, 2021, and made repayments totaling $0.4 million.

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $1,179,163 and $189,526 for the years ended December 31, 2021, and 2020, respectively, and has negative cash flows from operations for the years ended December 31, 2021, and 2020. The Company has sustained net losses of $3,509,815 and $636,710 for the six months ended June 30, 2022 and 2021 respectively, and has negative cash flows from operations for the six months ended June 30, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of loans. No assurance can be given that the Company will be successful in these efforts.

The Company is seeking to raise capital in the offering described in this prospectus. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined by applicable regulations of the SEC, that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

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Emerging Growth Company and Smaller Reporting Company Status

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. We are using the extended transition period for any other new or revised accounting standards during the period in which we remain an emerging growth company.

We will remain an emerging growth company until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation

Critical Accounting Policies

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, revenue recognition, and e-commerce accounting considerations. We base our estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

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Fair Value of Financial Instruments

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments. We believe the carrying amount of our convertible notes payable and loan payable approximate fair value based on rates and other terms currently available to us for similar debt instruments.

Accounts Receivable

Accounts receivables are derived from products delivered to customers and are stated at their net realizable value. Each month, we review its receivables on a customer-by-customer basis and evaluate whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2022, December 31, 2021 and 2020, we determined that no allowance for doubtful accounts was necessary.

Inventory

Inventories consist of finished goods and products in transit from our suppliers. Finished goods inventory includes amounts held at our warehouse location and at Amazon. Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If we determine that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by us, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made. Deposits for future inventory purchases are included in prepaid expenses and other current assets. As of June 30, 2022, December 31, 2021 and 2020, there was a reserve for obsolescence of $130,850, $89,409 and $0, respectively.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization. Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50. We amortize these costs using the straight-line method over an estimated useful life of three years.

Impairment of Long-Lived Assets

We review our long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

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Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers, we determine revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to our customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

We derive our revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. We generate a small percentage of sales in our showroom, which revenue is recognized at the time the product is sold in store to the customer. There was no breakage income recognized for unredeemed gift cards for the years ended December 31, 2021, and 2020 or six months ended June 30, 2022 or 2021.

We deduct discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as fulfillment costs in sales and marketing expense and are therefore not evaluated as a separate performance obligation.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties. The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfillment center operations, third-party logistics costs, e-commerce selling commissions and marketing and advertising costs. We also include outbound freight associated with shipping goods to customers as a component of sales and marketing expenses.

Deferred Offering Costs

We comply with the requirements of FASB ASC 340-10-S99-1 with regard to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2022 and December 31, 2021, and 2020, we had capitalized $597,277, $199,323 and $0 in deferred offering costs, respectively.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

Internal Control Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

During the preparation of our financial statements for the fiscal years ended December 31, 2021, and 2020, we identified certain material weaknesses:

-	Management needs to establish internal controls to ensure all executed agreements are properly retained.

-	Management needs to establish internal controls to ensure all payments to or on behalf of the Company are made in accordance with the terms of the relevant agreements, are properly recorded, and any required proper annual government forms are filed.

-	Management needs to implement controls to accurately track gift certificates issued, utilized and outstanding.

-	The Company does not capitalize any freight costs associated with acquiring its inventory, which is not in accordance with Financial Accounting Standards Board Accounting Standards Codification 330, Inventory. For financial reporting purposes, the Company did make estimates of freight costs to be capitalized as of and recorded these estimates. Management needs to develop internal controls to accurately capture the freight costs in inventory balances for each reporting period.

-	Management needs to develop internal controls around inventory in-transit.

-	The Company utilizes related parties’ credit cards to pay for inventory and other expenses of the Company. These credit cards are used by the Company and by the related parties and thus the credit card charges are co-mingled and susceptible to errors in accounting for Company activity. The Company should avoid utilizing related parties’ credit cards; however, if this type of financing is still required, Management needs to implement internal controls to ensure all Company related credit card charges are properly identified and recorded.

-	Management needs to establish internal controls to ensure all loans are properly documented and executed and that all payments to loan holders are made in accordance with the loan agreements.

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We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses. The Company’s plan to remediate the material weaknesses in its internal control over financial reporting includes utilizing a portion of the working capital from its initial public offering to increase staffing within its finance department sufficient to facilitate proper segregation of accounting functions and to enable appropriate review of its internally prepared financial statements. In addition, the Company plans to retain outside consultants, experts in, and specializing in SEC reporting for public company registrants.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

BUSINESS

Company Overview

PishPosh is a rapidly growing online retailer of premium baby products. Based on our experience in the industry, we believe that, since its founding in 2015, PishPosh has established itself as a leading e-commerce platform with an extraordinarily engaged customer base of middle- and upper-class mothers. PishPosh distinguishes itself by offering new and unique brands/products that inspire moms to shop.

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom boutique and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site).

We stock items of which we sell the most quantity in a dedicated warehouse and fulfillment center located in Farmingdale, New Jersey, which we believe improves customer service, shortens the delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We ship via FedEx, UPS and USPS throughout the United States (the lower 48 States) and free shipping on orders over $75. We currently maintain approximately $3,200,000 (as of January 4, 2022) of inventory, consisting mostly of strollers, car seats and highchairs. We stock the majority of our inventory so that we can have 60 – 90 days of inventory available to us depending on the season. We currently employ a total of 21 employees, 10 of which are full-time employees and 11 of which are part-time employees.

Strategy

Our efforts are directed towards providing a brand that has the best experience for a parent to purchase baby gear needs. Our strategy is to build and assist parents throughout the purchasing process. We build relationships with our sales representatives, who are parents themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced, educated shopping experience. We are focused on building a loyal customer base. We have executed high levels of technology integration, using the best of breed ecommerce technologies. We have seen significant year over year sales growth during the 2021 holiday season after overhauling our website and back-end ecommerce tech to better serve our customers. We also focus on what we believe to be the newest style and fashion in our category. If we are successful in growing our customer base and expanding our product line to new categories, it will bring us to scale faster and allow for better buying ad higher margins in the long term. An important addition to our growth strategy includes manufacturing our own products under our brand in order to grow margin, control inventory and become the primary destination for parents for all their cutting-edge baby gear product needs.

Products and Services

Although approximately 85% of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers. We intend on diversifying our revenue base by expanding into new categories like baby health and safety and nursery, particularly in our product manufacturing strategy.

We are currently focused on stroller and car seats, but we hope in the future to expand into branded nursery and children’s furniture as well as baby health and safety. We hope to offer products for a complete nursery, including furniture and nursery decor and bedding and accessories. We also hope to further expand our product offerings to include prenatal products such as products for pregnant mothers, baby health, baby furniture and room decor and products for one-year old children and older including, baby toys, toddler gear, toddler furniture and toys.

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We typically purchase merchandise from our vendors through purchase orders. We do not have long-term agreements, but we do occasionally negotiate exclusive arrangements on products for a period of time with our vendors on some new or limited-edition models.

We employ a team of merchandising professionals who are trained to source, obtain, and maintain relationships with vendors and manufacturers.

Led by our Chief Merchandising Officer, Allan Ben, we intend on building product lines across different baby categories to manufacture and sell on www.pishposhbaby.com. Categories such as Baby Health and Safety which include baby monitors and other internet of things (IOT) based products which are connected to users’ smart devices and allow for constant oversight of the child’s well-being.

Industry Overview

The stroller segment has grown at an average year over year rate of 5% from 2015 to 2019. Due to larger spending capacities, in North America non-essential baby items like baby carriers sell best. When it comes to where to shop for baby products, parents traditionally prefer to shop in specialty stores. Consumers like that they can shop for a wide variety of products all in the same category. They also like that they can get after-sale services, installation instructions, and product knowledgeable sales associates. With the increasing popularity of e-commerce sales, online distribution of baby products is expected to grow at a Compound Annual Growth Rate (“CAGR”) of 8.89%. Since the younger generations are the ones with internet knowledge and the ones who are purchasing these products, they are quickly growing the market. (Bonafide Research & Marketing Pvt. Ltd Dec 2021).

We connect with expectant moms to earn a new mom’s loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Sales, Marketing and Distribution

Website

We use targeted social, digital and traditional media to acquire new prospects and invest marketing resources to convert the most valuable prospects into customers. We believe that we provide customers with an exceptional level of service and satisfaction.

We use both online and offline marketing strategies to generate brand and product awareness, including organic search, paid search, digital display advertising and outdoor advertising.

We use remarketing with digital display (interpreting browsing behavior of visitors to our site and display advertising on sites they later visit), email, Facebook, Instagram, and educational resources. We offer incentives to site visitors who sign up for an email newsletter. We aim to capture leads by providing a $10 off coupon as well.

We use a concierge approach with our Mom reps, as sales and customer service representatives to assist new moms to purchase the products right for her lifestyle and to identify our most valuable customers and their characteristics.

We introduce customers to what we believe to be is the hottest in baby gear and offer early access to the season’s newest products. We are able to provide special discounts to prospects and customers because of our bulk purchasing and direct fulfillment of our products.

Since October 2021, our website has attracted over 800,000 prospects, 1.35% of which converted into paying customers.

Inventory and Fulfillment

We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 35,000 square foot warehouse fulfillment center in Farmingdale, New Jersey. The fulfillment facility stores, selects, packs, ships and handle returns. We represent over 50% of such facility’s business. We believe that we have a good working relationship and receive excellent levels of service with such facility.

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Market Opportunity

The global kids furniture market size is expected to reach USD 121.41 billion by 2028, according to a new report by Grand View Research, Inc. It is expected to expand at a CAGR of 16.7% from 2021 to 2028. Prices generally vary from $250 to $3,000. We believe that major retail outlets (Pottery Barn Kids and Babies-R-Us) sell youth lines at a $499 median price point.

Customer Service

We believe that our Mom reps provide our target customers an enhanced shopping experience and real life experience for expectant mothers. Our Mom reps are hand selected and trained on all products we offer; they are passionate about the items we sell and care to satisfy the customer. We believe that they offer real value by helping customers through the buying pattern, especially new parents to be, who may be very overwhelmed by the pregnancy experience, and they really want someone who can guide them through selecting the items un-judgmentally, friendly and yet professionally.

Competition; Competitive Strengths

Competition – There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby and Albee Baby, among others.

Competitive Strength – We compete in our market by having (1) best of breed technology and website interface, (2) long-term relationships with top brands to allow for greater buying power and new product access when its introduced, and (3) excellent customer service built on cultivating relationships with our customers. In addition, our expert representatives are parents who can relate and communicate with our shopping demographic very well.

Suppliers

We purchase our products primarily from Baby Jogger, Uppa Baby, Bugaboo and Doona.

Intellectual Property

The Company currently has four (4) registered trademarks and no patents. We also rely on copyright laws to protect the photographs and content on our site, as well as our site itself, although we have not sought copyright registrations to date. We have registered Internet domain names related to our business.

Government and Industry Regulation

Our business is subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws protecting the privacy of consumer information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state privacy laws and regulations, we must provide notice to consumers of our policies on sharing sensitive information with third parties, advance notice of any changes to our policies and, in some instances, we may be obligated to give customers the right to prevent sharing of their sensitive information with unaffiliated third parties. The growth and demand for e-commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs.

In many jurisdictions, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. In addition, new tax regulations in jurisdictions where we do not now collect state and local taxes may subject us to the obligation to collect and remit state and local taxes, or subject us to additional state and local sales and income taxes, or to requirements intended to assist states with their tax collection efforts. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and e-commerce could result in significant additional taxes on our business. These taxes or tax collection obligations could have an adverse effect on our cash flows and results of operations. Further, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

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The manufacturers of products we sell may be subject to various regulations regarding the safety of such products.

Employees

As of October 21, 2022, we have a total of 21 employees, 10 of which are full-time employees and 11 of which are part-time employees.

Properties

Our principal place of business is located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, which consists of approximately 6,770 square feet of space which the Company leases. The relevant lease is scheduled to expire on October 31, 2024.

We do not own any properties or land.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.

Corporate History and Information

We were incorporated on December 16, 2021, in the State of Delaware. On February 25, 2022, we entered into an Agreement and Plan of Merger with Pish Posh Baby. Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the merger and succeeding to the business of Pish Posh Baby.

Our principal executive offices are located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, and our telephone number is (732) 905-3716. Our website is available at www.pishposhbaby.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

MANAGEMENT

The following table sets forth as of October 21, 2022, the names and positions of our executive officers and directors serving as of such date. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position	Director Since
Jesse Sutton	53	Director and Chief Executive Officer	May 2022
Chaim (Charlie) Birnbaum	33	Director and Chief Operating Officer	May 2022
Eric Sherb	36	Chief Financial Officer	—
Alon Benishai’an (a.k.a. Allan Ben)	52	Chief Merchandising Officer (Non-Executive position)	—
Patrick White	69	Director	May 2022
Menachem (Mark) Kahn	24	Director	May 2022
Victor Setton	50	Director	September 2022

Jesse Sutton. Jesse Sutton was appointed as Chief Executive Officer of Pish Posh Baby and became Chief Executive Officer of the Company concurrent with the Merger of Pish Posh Baby with and into the Company in February 2022 and was appointed a director of the Company in May 2022. Mr. Sutton has over 25 years of experience in the consumer products and interactive entertainment business. He has been the CEO of Majesco Entertainment Company (NASDAQ:COOL) since June 2017 and consultant to Majesco Entertainment since 2016, guiding the company to a market cap of over $350M. Mr. Sutton developed and marketed Zumba Fitness and Jillian Michaels Fitness to the games industry, attracting a new demographic of women and families to video games consoles, making Majesco Entertainment a market leader in interactive fitness. Mr. Sutton also serves as a consultant to Ultimax Inc. since 2018. Mr. Sutton is qualified to serve as a director of the Company due to the valuable expertise and perspective he brings in his capacity as the Company’s Chief Executive Officer and because of his extensive experience and knowledge of the consumer products industry.

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Chaim (Charlie) Birnbaum. Charlie Birnbaum was appointed as Chief Operating Officer of Pish Posh Baby and became Chief Operating Officer of the Company concurrent with the Merger of Pish Posh Baby with and into the Company in February 2022 and was appointed a director of the Company in May 2022. A decade-long veteran in online business-to-consumer (“B2C”) sales, Mr. Birnbaum has spent the last five years leveraging his deep knowledge of e-commerce operations and strategy to reposition PishPosh Baby as a rapidly expanding, profitable online player. Mr. Birnbaum is qualified to serve as a director of the Company due to his extensive experience and knowledge of online B2C sales.

Eric Sherb. Eric Sherb was appointed as Chief Financial Officer of the Company on August 29, 2022. Mr. Sherb acted as the Company’s Chief Financial Officer on an outsourced basis since July 2022. is a CPA with 13 years of experience in accounting advisory, auditing and mergers and acquisitions. He began his career at PricewaterhouseCoopers, where he worked as a senior associate from June 2011 to January 2013. Mr. Sherb has several years’ experience in mid-size audit and consulting firms with clients in a variety of industries. Since October 2018, Eric has been a founder and owner of EMS Consulting Services, LLC. He has extensive experience in financial reporting for pre-revenue startups to large public entities, including bookkeeping, consolidation, financial statement preparation and analysis, management and investor reporting, financial modeling and audit and IPO readiness. Mr. Sherb has provided technical advisory on complex transactions, including debt/equity financings, business combinations, revenue recognition, lease arrangements, etc. Mr. Sherb has helped clients establish and improve financial operations, including system implementation, compensation structures and the creation of accounting policies and processes. Mr. Sherb graduated with a Bachelor of Business Administration from Emory University in Accounting and Finance.

Alon Benishai’an (a.k.a. Allan Ben). Mr. Benishai’an is our Chief Merchandising Officer (a non-executive position). Since 2005, he has and continues to serve as the Chief Executive Officer of Art and Cook, a wholesale consumer goods specializing in home products. He was responsible for importing over $150M of goods in the past five years. Some of his daily duties include:

●	Leading the team responsible for designing, selecting, and executing the curated assortment of items offered;

●	Responsible for the strategy and growth of Art and Cook;

●	Responsible for getting the right products to customers in a timely fashion;

●	Leads Art and Cook’s integrated planning, flow planning, distribution centers, fulfillment centers, transportation, and last mile operations;

●	Leads a team of associates working across controllership, finance, merchandise planning, and financial planning and analysis;

●	Ensures Art and Cook’s stays ahead of the curve on the future of wholesale, by identifying, and developing future revenue streams; and

●	Oversees product management, operations transformation, and the user experience across omnichannel commerce.

Mr. Benishai’an brings more than 20 years’ experience working in product development, sourcing, and consulting and has served as a product, packaging, and branding advisor for companies such as Polaroid (2015-2016), Sharper Image (2016-2017), Brookstone (2019-2020) and Southern Telecom (2007-2022).

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Patrick White. Patrick White joined the Company as a director in May 2022. Mr. White has served as a director of VerifyMe, Inc. (NASDAQ: VRME) since July 12, 2017. Mr. White founded Document Security Systems, Inc. (NYSE: DSS), a technology company, and served as its Chief Executive Officer and Director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. Mr. White has been a director of BoxScore Brands Inc. (OTCQB:BOXES) (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Advisor for Monroe County, NY Government from April 2016 until May 2017. Mr. White was a consultant to VerifyMe, Inc. from June 1, 2017 through August 14, 2017, when he was appointed Chief Executive Officer and President. Mr. White was appointed to the Company’s Board for his experience with previously serving as the Chief Executive Officer of a public company. Mr. White is qualified to serve as a director of the Company due to his substantial board and consulting experience.

Menachem (Mark) Kahn. Mark Kahn joined the Company as a director in May 2022. Since November 2021, Mr. Kahn has been an investment banking representative at Palladium Capital Group, LLC. Prior to joining Palladium, Mr. Kahn co-founded Siyata Capital Partners Family fund, a hedge fund focusing on technology startups and growth companies, where he served as Technology Analyst from June 2020 to September 2021. At Siyata, Mr. Kahn assumed responsibility for the P&L of the fund and its clients. Mr. Kahn also has extensive experience in advising successful e-commerce companies. From December 2018 through December 2019, he ran the development and design of SkuNexus, now a leading e-commerce software with partnerships with Shopify and BigCommerce and other public companies. Mr. Kahn’s experience and strength in e-commerce, finance, and technology serve as a great asset for Pish Posh Baby’s Board. Mr. Kahn holds degrees in software architecture and design from General Assembly NYC which were awarded in December 2018.

Victor Setton. Victor Setton joined the Company as a director in September 2022. Since January 2005, Mr. Setton has served as President and Chief Executive Office of Just Mobile Direct Inc., a manufacturer and distributor of consumer electronics & accessories, selling primary to national retail accounts. In addition, since December 2020, Mr. Setton has also served as a founder of Current Digital Influence Group, a brand license developer of consumer products for digital media influencers. From May 2020 through February 2020, Mr. Setton acted as Chief Executive Officer of Mobile City Online, a direct-to-consumer commerce of mobile electronics and related accessories. Mr. Setton is qualified to serve as a director of the Company due to his experience and knowledge of the e-commerce and consumer products industry.

Board of Directors

The number of members of our Board will be determined from time to time by resolution of the Board. Currently, our Board consists of five (5) persons. Our directors hold office until the earlier of their death, resignation, retirement, disqualification, or removal or until their successors have been duly elected and qualified.

Director Independence

Prior to the closing of this initial public offering, our Board will be composed of a majority of “independent directors” as defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

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•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Patrick White, Menachem (Mark) Kahn and Victor Setton are all independent directors of the Company. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board

We have established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Governance Committee”). Each such committee of the Board has or will have the composition and responsibilities described below.

Audit Committee

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC.

The members of our Audit Committee are Menachem (Mark) Kahn, Victor Setton, and Patrick White who serves as chairperson of this committee.

Compensation Committee

The Compensation Committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual Compensation Committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are Patrick White and Menachem (Mark) Kahn, who serves as chairperson of this committee.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other matters: identifying individuals qualified to become Board members; recommending to our Board the persons to be nominated for election as directors and to each Board committee; developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our Board.

The members of our Nominating and Governance Committee are Menachem (Mark) Kahn, Jesse Sutton and Victor Setton, who serves as chairperson of this committee.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Risk Oversight

Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that is applicable to all of our employees, executive officers, and directors of the Company (the “Code of Conduct”). [The Code of Conduct is available on our website at www.pishposhbaby.com.] Information contained on or accessible through our website is not a part of and is not incorporated by reference into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and governance committee of our Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following is a discussion and analysis of the compensation arrangements for our named executive officers. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For 2021, our named executive officers were Dov Kurlander (Chief Executive Officer), and Charlie Birnbaum (COO).

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Dov Kurlander, Chief Executive Officer	2021	0	0	0	0	0	250,000	250,000
Chaim (Charlie) Birnbaum, Chief Operating Officer	2021	200,000	0	0	0	0	29,955.36	229,955.36
Eric Sherb	2021	0	0	0	0	0	0	0
Alon Benishai’an (a.k.a. Allan Ben), Chief Merchandising Officer	2021	0	0	0	0	0	0	0

Employment Agreements with Officers and Directors

Jesse Sutton. We entered into an Employment Agreement, dated as of January 12, 2022, with Jesse Sutton (the “Sutton Employment Agreement”) to serve as our Chief Executive Officer for an initial term of two (2) years with an annual base salary of $180,000, subject to required withholdings, payable in accordance with the Company’s normal payroll procedures. Per the terms of the Sutton Employment Agreement, in the event the Company becomes a publicly traded company (a “Going Public Event”), Mr. Sutton’s base compensation will be increased to $240,000 annually and he shall receive a $25,000 bonus. Mr. Sutton is also entitled to receive an annual performance bonus in the amount to be determined by the Board based on the Company’s performance. In addition, upon the closing of a capital raise of equity of at least $5 million, with a minimum pre-money valuation of the Company of at least $35 million, Mr. Sutton shall receive a bonus of $100,000 in cash and an equity grant equal to one percent (1%) of the equity of the Company pre-closing of such raise. Such equity will be granted as options, RSUs, or other agreements as determined by the Board and Mr. Sutton. Mr. Sutton is entitled to four (4) weeks of vacation and five (5) additional days of paid time off in accordance with the Company’s policy, as in effect from time to time.

Per the terms of the Sutton Employment Agreement, upon the Company’s adoption of an equity incentive plan, Mr. Sutton shall be entitled to an award of restricted stock units (“RSUs”) that represent, in the aggregate five percent (5%) of the Company’s issued and outstanding common stock at a $6 million valuation determined on a fully diluted basis as of the date of grant. The RSUs shall be subject to the terms and conditions of the Company’s employee stock option plan and of the applicable award agreement that shall provide, among other things, that (i) one-third of the RSUs vest on January 2, 2023, (ii) one-third of the RSUs shall vest on the later of January 2, 2023 or the Going Public Event, provided that Mr. Sutton’s employment is not terminated by the Company for cause (as defined in the Sutton Employment Agreement prior to the Going Public Event), and (iii) one-third of the RSUs shall vest on the later of January 2, 2023 or the first anniversary of the Going Public Event, provided that Mr. Sutton’s employment is not terminated by the Company for cause (as defined in the Sutton Employment Agreement prior to the first anniversary of the Going Public Event); provided, that, in any case, (x) all unvested RSUs shall immediately vest upon a change in control (as defined in the stock option plan), and (y) all vested RSUs shall be converted into shares of Common Stock on the first to occur of the following: (1) a change of control (as defined in the stock option plan), and (2) termination of Mr. Sutton’s employment for any reason other than the Company for cause.

Upon the termination of Mr. Sutton’s employment, the Company shall pay Mr. Sutton (i) any unpaid base salary accrued through the date of termination, (ii) any accrued and unpaid paid time off or similar pay to which he is entitled as a matter of law or the Company policy, (iii) any amounts due to Mr. Sutton under the terms of the Company’s benefit plans, and (iv) any unreimbursed expenses properly incurred prior to the date of termination (collectively, the “Sutton Accrued Obligations”). In the event Mr. Sutton resigns without Good Reason (as defined in the Sutton Employment Agreement), the Company terminates for Cause (as defined in the Sutton Employment Agreement), or Mr. Sutton resigns without Good Reason, the Company shall have no further obligation to Mr. Sutton other than payment of the Sutton Accrued Obligations. In the event Mr. Sutton’s employment is terminated by the Company without Cause or by Mr. Sutton for Good Reason, Mr. Sutton shall be entitled to receive, subject to the terms of the Sutton Employment Agreement, (i) severance pay in an aggregate amount equal to Mr. Sutton’s base salary for six (6) months, less applicable payroll deductions and tax withholdings, payable in accordance with normal payroll policies of the Company over a six (6) month period, plus (ii) the annual performance bonus, if any, for the year of his termination, subject to achievement of the performance metrics for such year and payable on the date such bonus would have been paid had Mr. Sutton remained employed.

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Chaim (Charlie) Birnbaum. We entered into an Employment Agreement, dated as of November 23, 2021, with Chaim (Charlie) Birnbaum (the “Birnbaum Employment Agreement”) to serve as our Chief Operating Officer for an initial term of three (3) years with a base salary of $200,000 for 2021, $225,000 for 2022, and $250,000 for 2023, subject to required withholdings, payable in accordance with the Company’s normal payroll procedures. Mr. Birnbaum is also entitled to receive an annual cash bonus in the amount to be determined by the Board based on the Company’s performance. To the extent practicable, the Company shall pay the premiums of a life insurance policy, providing coverage in the amount of $1 million payable to a beneficiary chosen by Mr. Birnbaum, which insures the life of Mr. Birnbaum. In addition, during the term of his employment, Mr. Birnbaum receives a monthly automobile allowance in the amount of $700 per month. Mr. Birnbaum is also entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company and applicable generally to senior executives of the Company.

If Mr. Birnbaum’s employment with the Company is terminated by the Company for Cause (as defined in the Birnbaum Employment Agreement) or by Mr. Birnbaum without Good Reason (as defined in the Birnbaum Employment Agreement), the Company shall pay or provide to Mr. Birnbaum the following amounts through the applicable termination date: (i) any earned but unpaid Base Salary, (ii) unpaid expense reimbursements, and (iii) any earned but unpaid Annual Bonus (the “Birnbaum Accrued Obligations”). If his employment is terminated due to his death, the Company shall his authorized representative or estate (i) the Birnbaum Accrued Obligations earned up through the termination date, (ii) a pro-rata portion of his annual bonus, if any, for the fiscal year in which the termination occurs, (iii) any and all previously granted outstanding equity incentive awards shall vest subject to time-based vesting criteria as if he continued to provide services for the Company for twelve (12) months following the termination date, and (iv) subject to the Mr. Birnbaum’s or his eligible dependents’ timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and subject to the other terms set forth in the Birnbaum Employment Agreement, the Company shall reimburse Mr. Birnbaum or his eligible dependents the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers him (and his eligible dependents) for a period of eighteen (18) months.

If Mr. Birnbaum’s employment is terminated due to Disability (as defined in the Birnbaum Employment Agreement), by the Company without Cause, or by Mr. Birnbaum with Good Reason, then Mr. Birnbaum shall be entitled to receive: (i) the Birnbaum Accrued Obligations earned up through the termination date, (ii) severance in a lump sum installment amount equal to the base salary in effect on the termination date, payable in twelve monthly installments for each month following the termination date, (iii) retention of all of the health insurance, life insurance, automobile allowance and pension, savings and retirement plans, welfare and insurance plans benefits, (iv) any and all previously granted outstanding equity incentive awards shall vest subject to time-based vesting criteria as if he continued to provide services for the Company, and (v) subject to Mr. Birnbaum’s or his eligible dependents’ timely election of continuation coverage under COBRA, and subject to the other terms set forth in the Birnbaum Employment Agreement, the Company shall reimburse Mr. Birnbaum or his eligible dependents the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers him (and his eligible dependents) for a period of eighteen (18) months.

In the event Mr. Birnbaum’s employment is terminated due to Disability, in addition to the aforementioned awards, Mr. Birnbaum shall be entitled to receive a continuation of the base salary in effect on the termination date until the earlier of (a) the 12 month anniversary of the termination date, and (b) the date Mr. Birnbaum is eligible to commence receiving payments under the Company’s long-term disability policy. If the net compensation from the base salary is greater than the net compensation from the long term disability policy, the Company, through the 12 month anniversary of the termination date will compensate Mr. Birnbaum’s estate the difference in net compensation.

Eric Sherb. We entered into an offer letter with Eric Sherb, dated August 25, 2022, pursuant to which Mr. Sherb shall serve as our full-time Chief Financial Officer. In consideration for such services, Mr. Sherb shall receive base salary of $125,000 per year, payable on the Company’s regular payroll dates, less applicable withholding deductions. In addition, he will be granted an option to purchase 28,000 shares of Common Stock at an exercise price of $1.25 per share, which will vest as follows: 25% of the option shares shall vest after 12 months of continuous service beginning on August 29, 2022, and the balance will vest in quarterly installments over the next 36 months of continuous service, as described in the applicable stock option agreement. The options will be subject to the terms and conditions applicable to options granted under Company’s 2022 Equity Incentive Plan, as described in such plan and the applicable stock option agreement.

Alon Benishai’an (a.k.a. Allan Ben). We entered into an Employment Agreement, dated as of April 30, 2021, with Alon Benishai’an (a.k.a. Allan Ben) (the “Benishai’an Employment Agreement”) to serve as our Chief Executive Officer. Mr. Benishai’an stepped down as Chief Executive Officer and assumed the role of Chief Merchandising Officer in December 2021, pursuant to the same terms as the Benishai’an Employment Agreement. Pursuant to the terms of the Benishai’an Employment Agreement, Mr. Benishai’an shall not receive any cash compensation, but received an equity grant of 900,507 shares of our Common Stock and is entitled to receive the an additional equity grant equal to two percent (2%) of the total outstanding shares of the Company as of December 31, 2023 in the event Mr. Benishai’an is still employed as Chief Merchandising Officer of the Company on December 31, 2023 and if, during the 2023 calendar year, the Company has $50,000,000 in gross revenue.

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Executive Compensation Components

2022 Salaries

The named executive officers receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2022, our Board approved an annual base salary for each of our named executive officers as follows:

Named Executive Officer	Annual Base Salary
Chaim (Charlie) Birnbaum	$225,000
Jesse Sutton	$180,000
Eric Sherb	$125,000
Alon Benishai’an (Allan Ben)	$0

Equity Compensation

In connection with the February 2022 Offering, PishPosh Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers which include Dov Kurlander, who purchased 899,306 shares of our Common Stock, and Chaim (Charlie) Birnbaum, who purchased 165,093 shares of Common Stock. In addition, at the same time as the issuance of shares pursuant to such Subscription Agreements, Alon Benishai’an (a.k.a. Allan Ben) was issued 900,507 shares in accordance with the terms of the Benishai’an Employment Agreement with Pish Posh Baby, dated April 30, 2021.

Other Elements of Compensation

Per the terms of his employment agreement, Chaim (Charlie) Birnbaum receives a monthly automobile allowance in the amount of $700 per month and is entitled to participate in any and all bonus or other compensation programs, equity incentive plans, health insurance plans, pension, savings and retirement plans, welfare and insurance plans, practices, policies and programs adopted by the Company. During 2021, the Company paid $1796.28 a month for health insurance coverage for Mr. Birnbaum.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2022, none of our named executive officers held stock option awards.

2022 Equity Incentive Plan

Overview

On September 1, 2022, the Board adopted the 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). The 2022 Equity Incentive Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Under the 2022 Equity Incentive Plan there are 350,000 shares of Common Stock reserved for issuance.

The purpose of 2022 Equity Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The administrator of the 2022 Equity Incentive Plan may, in its sole discretion, amend, alter, suspend, or terminate the 2022 Equity Incentive Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2022 Equity Incentive Plan will terminate ten years from the date it is adopted by our Board.

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Summary of the 2022 Equity Incentive Plan

The following is a summary of the principal features of the 2022 Equity Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the 2022 Equity Incentive Plan and it is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is annexed as an exhibit to this prospectus.

Eligibility and Administration.

Employees, consultants and directors of the Company and its subsidiaries may be eligible to receive awards under the 2022 Equity Incentive Plan. Following the Closing, the Company is expected to have approximately 5 employees, 5 non-employee directors and no other individual service providers who may be eligible to receive awards under the 2022 Equity Incentive Plan.

Awards.

The 2022 Equity Incentive Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code (the “Code”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), Restricted Stock Awards, Restricted Stock Unit (“RSU”) awards, Performance Awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares.

Initially, the maximum number of shares of Common Stock that may be issued under the 2022 Equity Incentive Plan after it becomes effective will not exceed 350,000 shares of Common Stock.

Shares subject to stock awards granted under the Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our Plan. If any shares of our Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares, (ii) to satisfy the exercise, strike or purchase price of an award or (iii) to a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or satisfy reacquired will revert to and again become available for issuance under the Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the Plan.

Plan Administration.

Our Board, or, if assigned authority by the Board, the Compensation Committee of the Board will have the authority to administer the Plan, unless and until the Board delegates some or all of the administration of the Plan to a different Committee or Committees of the Board. The Compensation Committee may delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. The Compensation Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan to determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; and (6) the Fair Market Value applicable to an Award. The Compensation Committee will also be granted with the power to construe and interpret the Plan and Awards granted under it, correct any deficiencies or omissions in the Plan to make the Plan or Award fully effective, to settle all controversies regarding the Plan and any Award, to accelerate the time at which an Award may first be exercised or the time during which an Award will vest, to prohibit the exercise of any Option, SAR or exercisable award for administrative convenience, to approve forms of Award Agreements under the Plan, and to exercise such powers and to perform such acts as the Compensation Committee deems necessary or expedient to promote the best interests of the Company.

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Stock Options.

ISOs and NSOs are granted under stock option agreements in a form approved by the Compensation Committee. The Compensation Committee determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the Compensation Committee.

The Compensation Committee determines the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the Compensation Committee, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or Cause (as defined in the Plan), the option holder may generally exercise any vested options for a period of three months following the cessation of service. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our Common Stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the Board.

Unless the Compensation Committee provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the Compensation Committee or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs.

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards.

Restricted stock unit awards are granted under restricted stock unit award agreements in a form approved by the Compensation Committee. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Compensation Committee or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the Compensation Committee, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.

Restricted stock awards are granted under restricted stock award agreements in a form approved by the Compensation Committee. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The Compensation Committee determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

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Stock Appreciation Rights.

Stock appreciation rights are granted under stock appreciation right agreements in a form approved by the Compensation Committee. The Compensation Committee determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

The Compensation Committee determines the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.

The Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

The performance goals may be based on any measure of performance selected by the board of directors or the Compensation Committee. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.

Other Stock Awards.

The Compensation Committee may grant other awards based in whole or in part by reference to our Common Stock. The Compensation Committee will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $100,000 in total value.

Changes to Capital Structure.

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs and (iv) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.

The following applies to stock awards under the Plan in the event of a corporate transaction (as defined in the Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Compensation Committee at the time of grant.

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In the event of a corporate transaction, any stock awards outstanding under the Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the board of directors may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Common Stock in connection with the corporate transaction over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Stock.

Plan Amendment or Termination.

Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Director Compensation

The Company did not compensate its directors for the fiscal year ended December 31, 2021. Beginning the fiscal year 2022, the Company intends on compensating its directors through a combination of cash and equity awards.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our capital stock by (i) each of our current directors, (ii) each of our named executive officers (iii) all our current directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our Common Stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of October 21, 2022, and are based on 4,939,345 shares of Common Stock outstanding. Except as noted below, the address for all beneficial owners in the table below is c/o PishPosh, Inc., 1915 Swarthmore Avenue, Lakewood, New Jersey 08701.

	Amount and Nature of Beneficial Ownership(1)			% of Total Voting Power
	Common Stock	%
Name of Beneficial Owner
Holders of More than 5%
Dov Kurlander (2)	1,149,306	23.27	% (2)	23.27%
Alon Benishai’an (a.k.a. Allan Ben)	900,507	18.23%		18.23%
Alpha Capital Anstalt	316,636	9.99	% (3)	9.99%
Palladium Holdings LLC	257,813	5.22	% (4)	5.22%
The Hewlett Fund LP	400,000	8.10	% (5)	8.10%
L1 Capital Global Opportunities Master Fund	362,933	9.99	% (6)	9.99%
Directors and Executive Officers
Jesse Sutton	0	0%		0%
Chaim (Charlie) Birnbaum	165,093	3.34%		3.34%
Eric Sherb	0	0%		0%
Alon Benishai’an (a.k.a. Allan Ben)	900,507	18.23%		18.23%
Menachem (Mark) Kahn	60,034	1.22%		1.22%
Patrick White	0	0%		0%
Victor Setton	0	0%		0%
All directors and executive officers as a group (7 persons)	1,125,634	22.79%		22.79%

(1)	Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

(2)	Mr. Kurlander also holds (i) a warrant to purchase up to 250,000 shares of common stock pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, between the Company and Dov Kurlander (the “Kurlander Warrant”), and (ii) a convertible promissory note, dated August 23, 2022, issued by the Company in the principal amount of $950,000 (the “Kurlander Note”). The Kurlander Warrant is exercisable for a period of five (5) years from the date that the Company’s Common Stock is listed on a trading market, at an exercise price of $1.00 per share. However, pursuant to the terms of the Kurlander Warrant, Mr. Kurlander shall not have the right to exercise any portion of the Kurlander Warrant as his current beneficial ownership exceeds the Beneficial Ownership Limitation of 4.99%. The terms of the Kurlander Note provide that Mr. Kurlander shall be entitled, at his election, to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the Kurlander Note into validly issued, fully paid and non-assessable shares of Common Stock at a price equal to an amount that is 110% of the price at which the Company consummates its initial public offering of its Common Stock on the effective date of this registration statement. However, pursuant to the terms of the Kurlander Note, Mr. Kurlander shall not have the right to exercise any portion of the Kurlander Note as his current beneficial ownership exceeds the Beneficial Ownership Limitation.

(3)	Alpha Capital Anstalt also holds (i) 1,215.30 shares of Series A Preferred Common Stock, convertible into 1,215,300 shares of Common Stock, for which it disclaims beneficial ownership up to the 9.99% Beneficial Ownership Limitation, and (ii) a warrant to purchase 1,270,000 shares of Common Stock pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation.

(4)	Palladium Holdings, LLC also holds a warrant to purchase 240,135 shares of Common Stock, pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation.

(5)	The Hewlett Fund GP also holds a warrant to purchase 400,000 shares of Common Stock, pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation.

(6)	L1 Capital Global Opportunities Master Fund also has (i) 537.07 shares of Series A Preferred Common Stock, convertible into 537,070 shares of Common Stock, for which it disclaims beneficial ownership up to the 9.99% Beneficial Ownership Limitation, and (ii) a warrant to purchase 900,000 shares of Common Stock pursuant to a Common Stock Purchase Warrant, dated as of March 1, 2022, for which it disclaims beneficial ownership due to the 4.99% Beneficial Ownership Limitation.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period beginning on January 1, 2022, to the date of this prospectus, we have entered into or participated in the following transactions with related persons:

Related Party Loans

Pish Posh Baby, LLC issued a Promissory Note in the principal amount of $1,066,000, dated March 28, 2022 (the “Hartstein Note”), to Moishe (Michael) Hartstein, the director of Investment Banking of Palladium Capital Advisors LLC (now known as Palladium Capital Group, LLC) (“Palladium”), the Company’s private placement agent in the PPB Private Offering and an investor in the Company. The Hartstein Note is an original issuance discount note based on gross proceeds in the amount of $1,025,000 loaned by Mr. Hartstein to the Company, without interest, on the date of the Hartstein Note. The principal amount of the Hartstein Note is payable to Mr. Hartstein on December 31, 2022, or earlier in the event of a default, pursuant to the terms described in the Hartstein Note.

In connection with the Note Closing of the PPB Private Offering, the Company entered into an Intercreditor Agreement, dated November 30, 2021, with the investors in the Note Closing and Dov Kurlander (the “Intercreditor Agreement”). The Intercreditor Agreement provides that the Company has certain debts owed to Mr. Kurlander as identified therein and in the exhibits thereto, in connection with the Company’s use of Mr. Kurlander’s credit cards for purchases of Company inventory and payment of Company expenses (the “Kurlander Credit Card Debt”). As of December 31, 2021 and 2020, there were net advances of $1,061,294 and $833,924, respectively, on such credit cards. Pursuant to the Intercreditor Agreement, the Notes issued in the Note Closing and the Kurlander Credit Card Debt were to be paid pari passu. Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation, Series A Preferred Stock and Mergeco Warrants of PishPosh, Inc. upon the Subsequent Closing of the PPB Private Offering.

On August 23, 2022, the Company issued a Convertible Promissory Note to Dov Kurlander in the principal amount of $950,000, with interest accruing thereon at a rate of 5% per annum (the “Kurlander Note”). Pursuant to the terms of the Kurlander Note, other than the Kurlander Credit Card Debt, which as of the date of the Kurlander Note equaled $874,894, Mr. Kurlander acknowledged that the Kurlander Note represents the total outstanding balance owed to Mr. Kurlander by the Company in connection with outstanding liabilities due and payable to Mr. Kurlander. Mr. Kurlander further acknowledged in the Kurlander Note that an aggregate of $750,000 has been paid as of the issuance date of the Kurlander Note of which (i) $500,000 was paid in cash and (ii) $250,000.00 in the form of securities. The balance of the Kurlander Note shall be payable to Mr. Kurlander in accordance with an amortization schedule attached thereto, pursuant to which the date of the final payment in the aggregate amount of the entire unpaid principal amount thereof, together with all accrued and unpaid interest thereon (i.e., the maturity date), is May 15, 2023.

Security Issuances

Private Offerings

In connection with the February 2022 Offering, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers, including the following holders of more than 5% of any class of our voting shares or their affiliated entities and certain of our executive officers and directors, and issued 900,507 shares to an officer in accordance with the terms of such individual’s employment agreement:

Participants	Common Stock
5% or Greater Stockholders(1)
Dov Kurlander	899,306
Alon Benishai’an (aka Allan Ben)	900,507

Officers and Directors(2)
Dov Kurlander (former Chief Executive Officer)	899,306
Alon Benishai’an (aka Allan Ben)	900,507
Chaim (Charlie) Birnbaum	165,093
Menachem (Mark) Kahn	60,034
Jesse Sutton	—
Eric Sherb	—
Patrick White	—
Victor Setton	—

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”

(2)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”

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In addition, also in connection with the February 2022 Offering, the Company issued 90,135 shares of Common Stock to Palladium Capital Advisors, LLC (now known as Palladium Capital Group, LLC), an investor in the Company and the Company’s private placement agent in the PPB Private Offering.

In connection with the PPB Private Offering, upon the Subsequent Closing, we issued shares of Common Stock and/or Series A Preferred Stock and Mergeco Warrants to the Purchasers identified in the Securities Purchase Agreement, including 250,000 shares of Common Stock and a Mergeco Warrant to purchase 250,000 shares of Common Stock that were issued to Dov Kurlander.

Merger

Pursuant to the terms of the Merger of Pish Posh Baby with and into the Company on February 25, 2022, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. While Dov Kurlander previously held units of membership interest in Pish Posh Baby prior to the Merger, immediately prior to the Merger, Pish Posh Baby and Dov Kurlander agreed to cancel all of Mr. Kurlander’s interest in Pish Posh Baby.

Stockholder Guaranty

Dov Kurlander entered into a Guaranty, dated September 13, 2019, in connection with that certain Lease Agreement between the Company and Swarthmore 1915 LLC for the building located at 1915 Swarthmore Avenue, Lakeland, NJ 08701.

Other Related Party Transactions

Palladium, a prior member of Pish Posh Baby, served as the Company’s Placement Agent in connection with the PPB Private Offering. Pursuant to the terms of the Securities Purchase Agreement, in consideration for its services as the Placement Agent, the Company issued (i) the Palladium Note, and (ii) a warrant to purchase up to 240,135 shares of Common Stock of the Company to Palladium Capital Group, LLC, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on March 29, 2022 (the “Palladium Warrant”; and together with the Palladium Note, the “Placement Agent Consideration”). In addition to and separate from the Placement Agent Consideration, Palladium subscribed for 90,135 shares of Common Stock and 150 shares of Series A Preferred Stock, each at a price of $0.00001 per share in the February 2022 Offering.

Employment Agreements

See “Executive and Director Compensation—Employment Agreements.”

2022 Equity Incentive Plan

We have not yet granted any equity awards to our Board and executive officers under the 2022 Equity Incentive Plan.

Indemnification Agreements

Our second amended and restated certificate of incorporation (“Certificate of Incorporation”) limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporate Law (“DGCL”) and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

·	for any breach of their duty of loyalty to us or our stockholders;

·	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

·	for any transaction from which the director derived an improper personal benefit.

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Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification. Our Certificate of Incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws (“Bylaws”) or otherwise. [We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.] We believe that the limitation of liability provision in our Certificate of Incorporation [and the indemnification agreements] facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $50,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

The above summary description of related part transactions includes some of the general terms and provisions of the agreements related to such transactions. For a more detailed description of those agreements, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our charter and our Bylaws as currently in effect. Copies of our Certificate of Incorporation and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

As of October 21, 2022, our authorized capital stock consists of 110,000,000 shares, of which 100,000,000 are designated as Common Stock, $0.000001 par value per share, 4,939,345 shares of which are issued and outstanding; and 10,000,000 shares are designated as preferred stock, $0.000001 par value per share, of which 20,000 shares are designated as of Series A Preferred Stock, and 1,752.37 shares of Series A Preferred Stock are issued and outstanding.

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Common Stock

Voting Rights

Holders of shares of our Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights

Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to, if applicable, any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of our Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters

The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.000001 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Currently, 20,000 shares of preferred stock are designated as Series A Preferred Stock, which have the rights set forth in the Certificate of Designation for Series A Preferred Stock, annexed as Exhibit B to the Certificate of Incorporation.

Series A Preferred Stock

Voting Rights

Except as otherwise set forth in the Series A Preferred Stock Certificate of Designation or as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

Dividend Rights

Holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are specifically declared by the Board to be payable to the holders of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Series A Preferred Stock; and the Company shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence. For so long as any Series A Preferred Stock is outstanding, dividends may not be paid in the form of Common Stock without the written consent of the holders Series A Preferred Stock holding a majority of the then issued and outstanding Series A Preferred Stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of Series A Preferred Stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series A Preferred Stock if such shares had been converted to Common Stock immediately prior to such liquidation, dissolution, distribution of assets or other winding up (without giving effect for such purposes to the beneficial ownership limitation set forth in Section 6(ii) of the Series A Preferred Stock Certificate of Designation, subject to the preferential rights of holders of any senior securities of the Company.

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Conversion Rights

Subject to maximum beneficial ownership percentage limitations contained in the Series A Preferred Stock Certificate of Designations, at any time, each holder of Series A Preferred Stock is entitled to convert any portion of such holder’s outstanding Series A Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock at a rate of 1,000 shares of Common Stock for every one (1) share of Series A Preferred Stock, subject to adjustment under certain conditions.

Other Matters

Each share of Series A Preferred Stock has a stated value of $1,000. In the event that the Company does not have sufficient available shares of Common Stock available to issue to the holder of shares of Series A Preferred Stock upon conversion of such holder’s shares, the Company is then required to pay cash to redeem the shares of Series A Preferred Stock that could not be converted at a price based in part on the then recent closing sale prices of our Common Stock. All outstanding shares of our Series A Preferred Stock are fully paid and non-assessable.

Warrants

In accordance with the Subsequent Closing of the PPB Private Offering, the Company issued Common Stock purchase warrants to purchase an aggregate of 3,241,825 shares of Common Stock, having a per share exercise price of $1.00, subject to adjustment as provided therein (the “Mergeco Warrants”). In addition, as part of the Placement Agent Consideration in connection with the PPB Private Offering, the Company issued the Palladium Warrant to Palladium Capital Group, LLC, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on March 29, 2022.

Each of the Mergeco Warrants and the Palladium Warrant (collectively, the “Warrants”) are exercisable at any time after the date that the Company’s shares of Common Stock have been approved for and are listed for trading on certain trading markets, including the Nasdaq Capital Market, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. The Warrants contain a provision limiting the number of shares of Common Stock that may be acquired upon exercise to the extent necessary to ensure that, after giving effect to such exercise, the number of shares of Common Stock then beneficially owned by the holder of the Warrants and its affiliates and certain other persons does not exceed the Beneficial Ownership Limitation.

In connection with the Pre-IPO Offering, the Company agreed to issue to Boustead Securities, LLC, its placement agent, warrants to purchase a number of shares of Common Stock equal to 7% of the total number of shares sold in the Pre-IPO Offering at an exercise price equal to $1.08, the price of the shares sold in this Pre-IPO Offering (the “Boustead Pre-IPO Warrants”). The Boustead Pre-IPO Warrants are exercisable upon issuance, have a cashless exercise provision and will terminate on the fifth anniversary of the respective closing date of sales in the Pre-IPO Offering. The Boustead Pre-IPO Warrants are not exercisable for more than five years from the respective closing date of sales in the Pre-IPO Offering. Following the first closing and second closing of the Pre-IPO Offering, which took place on September 13, 2022 and September 22, 2022, respectively, the Company issued Boustead Pre-IPO Warrants to Boustead Securities, LLC to purchase 32,822 shares of Common Stock and 4,861 shares of Common Stock, respectively.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Options

In 2022, our Board and stockholders approved our 2022 Equity Incentive Plan. There are currently 350,000 shares reserved for issuance under the 2022 Equity Incentive Plan. As of the date of this prospectus, there have not been any awards issued under the 2022 Equity Incentive Plan.

Notes

Pish Posh Baby, LLC issued a Promissory Note in the principal amount of $1,066,000, dated March 28, 2022 (the “Hartstein Note”), to Moishe (Michael) Hartstein, the director of Investment Banking of Palladium Capital Advisors LLC (now Palladium Capital Group, LLC), the Company’s private placement agent in the PPB Private Offering and an investor in the Company. The Hartstein Note is an original issuance discount note based on gross proceeds in the amount of $1,025,000 loaned by Mr. Hartstein to the Company, without interest, on the date of the Hartstein Note. The principal amount of the Hartstein Note is payable to Mr. Hartstein on December 31, 2022, or earlier in the event of a default, pursuant to the terms described in the Hartstein Note, as amended.

As part of the Placement Agent Consideration, the Company issued the Palladium Note to Palladium Capital Group LLC in the principal amount of $240,135, dated March 1, 2022, which was subsequently assigned to Palladium Holdings LLC on April 6, 2022. The Palladium Note bears interest at a rate of 8% per annum and matures on March 1, 2023; provided, that no interest will be payable in the event such Palladium Note is converted into shares of common and/or Series A preferred stock and warrants of Pish Posh, Inc.

On August 23, 2022, the Company issued a Convertible Promissory Note to Dov Kurlander in the principal amount of $950,000, with interest accruing thereon at a rate of 5% per annum (the “Kurlander Note”). Pursuant to the terms of the Kurlander Note, other than the Kurlander Credit Card Debt, which as of the date of the Kurlander Note equaled $874,894, Mr. Kurlander acknowledged that the Kurlander Note represents the total outstanding balance owed to Mr. Kurlander by the Company in connection with outstanding liabilities due and payable to Mr. Kurlander. Mr. Kurlander further acknowledged in the Kurlander Note that an aggregate of $750,000 has been paid as of the issuance date of the Kurlander Note of which (i) $500,000 was paid in cash and (ii) $250,000.00 in the form of securities. The balance of the Kurlander Note shall be payable to Mr. Kurlander in accordance with an amortization schedule attached thereto, pursuant to which the date of the final payment in the aggregate amount of the entire unpaid principal amount thereof, together with all accrued and unpaid interest thereon (i.e., the maturity date), is May 15, 2023.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our Board, without action by the stockholders, to issue up to 9,997,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by our Chief Executive Officer or shall be called by the Chief Executive Officer or Secretary when requested in writing by the holders of not less than ten percent (10%) of all the voting power entitled to vote at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

Removal of Directors

Our Bylaws provide that our Board may be removed from office by our stockholders with or without cause, but only at a meeting of the stockholders called expressly for that purpose, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Exclusive Forum

Our Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Corporation or any Director or officer of the Corporation with respect to the interpretation or application of any provision of, the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Our Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; provided, however, that this provision does not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

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Amendment of Bylaw Provisions

Our Certificate of Incorporation provides that our Board has the power to make, amend, alter or repeal our Bylaws. Our Bylaws provide that they may be repealed or amended, and new Bylaws maybe adopted, by our Board or the stockholders in accordance with Section 109 of the DGCL.

Amendment of Charter Provisions

Our Certificate of Incorporation reserves our right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders in our Certificate of Incorporation are granted subject to this reservation. Any amendments may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our Board or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our Bylaws or otherwise. [We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.] We believe that the limitation of liability provision in our Certificate of Incorporation [and the indemnification agreements] facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Registration Rights Agreements

In connection with the PPB Private Offering, the Company entered into a registration rights agreement with the purchasers under the Securities Purchase Agreement, pursuant to which the Company agreed to file with the SEC a registration statement covering the resale of the shares of Common Stock issued in the PPB Private Offering, including all of the shares of Common Stock underlying the Series A Preferred Stock and the Mergeco Warrants issued in the PPB Private Offering. All of the holders of such registration rights have waived their respective registration rights with respect to this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation.

Listing

We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “BABY,” which listing is a condition to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

If our stockholders sell substantial amounts of our Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market following the offering, the market price of our Common Stock could decline. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate.

Upon completion of the offering, we will have outstanding an aggregate of 6,601,963 shares of our Common Stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 6,851,355 shares of Common Stock issued and outstanding. Of these shares, all of the shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Upon consummation of this offering and assuming the sale of all securities registered under the Resale Prospectus, our existing stockholders will hold 3,601,963 shares of Common Stock. The shares of Common Stock will be “restricted securities” as defined in Rule 144 unless we register such issuances.

Prior to the registration statement of which this prospectus is a part, there has been no market for our Common Stock. No assurance can be given as to the likelihood that an active trading market for our Common Stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. Further, we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our Common Stock prevailing from time to time. Issuances or sales of substantial amounts of our Common Stock, or the perception that such issuances or sales could occur, could cause the market price of our Common Stock to decline significantly and make it more difficult for us to raise additional capital through a future sale of securities.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

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Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-Up Agreements

Pre-IPO Lock-Up Agreement

In connection with the Pre-IPO Offering, each of the investors in such Pre-IPO Offering (each a “Pre-IPO Investor”) agreed to the following lock-up agreement with respect to the shares of Common Stock purchased in such Pre-IPO Offering (the “Pre-IPO Shares”):

•	From and after the date of such Pre-IPO Investor’s respective Subscription Agreement and until the 180th day after the date the Company’s common stock is first listed for trading on a national securities exchange (such first trading day, the “Lock-Up Trigger Date”), the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of the Pre-IPO Shares.
•	Between the 181st and 270th day after the Lock-Up Trigger Date, the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily volume.
•	Between the 271st and 365th day after the Lock-Up Trigger Date, the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily volume.
•	After the 365th day after the Lock-Up Trigger Date, the Investor will be entitled to sell the remaining Pre-IPO Shares without contractual restriction, but subject to any restrictions arising under applicable law, including the Securities Act of 1933, as amended.

Notwithstanding the above, commencing 90 days after the Lock-Up Trigger Date, if the price per share of the Company’s common stock is at least 50% higher than the IPO Price (as defined below) per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Pre-IPO Investor may sell one-third of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s common share price is at least 100% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Pre-IPO Investor may sell up to an additional one-third of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company common share price is at least 150% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Pre-IPO Investor may sell an additional one-third constituting a maximum total of all of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume. For purpose of this term, the “IPO Price” shall mean the price the Company’s common shares are first sold to the public pursuant to an underwritten registered offering resulting in a listing of its common shares on the NASDAQ Stock Market or another national securities exchange (the “IPO”).

IPO Lock-Up Agreement

We will not, without the prior written consent of the representative of the underwriters, from the date of execution of the underwriting agreement and continuing for a period of 12 months from the date on which the trading of our Common Stock commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. We will agree not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Our executive officers, directors and current holders of Common Stock have also agreed to a 12-month “lock-up,” during which, without the prior written consent of the representative of the underwriters, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;
●	persons subject to the alternative minimum tax or the tax on net investment income;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;
●	tax-exempt organizations or governmental organizations;
●	pension plans and tax-qualified retirement plans;
●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);
●	brokers or dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	certain former citizens or long-term residents of the United States;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

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Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this offering. However, if we do make distributions of cash or property on our Common Stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our Common Stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, and backup withholding and Compliance Act, or FATCA, withholding, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or
●	our Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

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A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. Such a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Common Stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our Common Stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our Common Stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

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An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We expect to enter an underwriting agreement with Boustead Securities, LLC (who we refer to as the representative), as representative of the underwriters named in this prospectus, with respect to the shares of Common Stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the representative will agree to purchase from us on a firm commitment basis the respective number of shares of Common Stock at the public price less the underwriting discounts set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Common Stock listed next to its name in the following table.

Underwriter	Number of Shares
Boustead Securities, LLC	1,662,618

Total	1,662,618

The shares of Common Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any shares of Common Stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.35 per share. If all of the shares are not sold at the initial offering price, the representative may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more shares of Common Stock than the total number set forth in the table above, we have granted to the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 249,392 additional shares of Common Stock at the public offering price less the underwriting discount, constituting 15% of the total number of shares of Common Stock to be offered in this offering (excluding shares subject to this option). The representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of Common Stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of Common Stock that are the subject of this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares of Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

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In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers:

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
●	passive market making bids must be identified as such.

Over-Allotment Option

If the underwriters sell more shares of common stock than the total number set forth in the table above, we have granted to the representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional 249,392 shares of common stock (15% of the shares of common stock sold in this offering), at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the representative), based on the assumed initial public offering price of $5.00 per share:

	Per Share	Total Without Over- allotment Option	Total With Full Over- Allotment Option
Public offering price	$5.00	$8,313,090	$9,560,050
Underwriting discounts and commissions (7%)	0.35	581,916	669,204
Non-accountable expense allowance (1%)	0.05	83,131	95,601
Proceeds, before expenses, to us	$4.60	$7,648,043	$8,795,245

We have agreed to pay a non-accountable expense allowance to the representative equal to one percent (1%) of the gross proceeds received at the closing of the offering. We have agreed to pay the representative the reasonable out-of-pocket expenses incurred by the representative in connection with this offering up to $283,000. The representative out-of-pocket expenses include but are not limited to: (i) reasonable fees of representative’s legal counsel up to $125,000, (ii) due diligence and other expenses incurred prior to completion of this offering up to $75,000, (iii) road show, travel, platform on-boarding fees, and other reasonable out-of-pocket accountable expenses up to $75,000, and (iv) $8,000 for background check on our officers, directors and major stockholders. As of the date of this prospectus, we have paid the representative advances of $25,000 for its anticipated out-of-pocket costs. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Representative’s Warrants

We have agreed to issue warrants to the representative (“Representative Warrants”) to purchase a number of shares of Common Stock equal to 7% of the total number of shares sold in this offering at an exercise price equal to 100% of the public offering price of the shares sold in this offering. The Representative Warrants will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The Representative Warrants are not exercisable for more than five years from the commencement date of sales in this offering. The Representative Warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the shares of Common Stock underlying the warrants. The piggyback registration right provided will be for seven years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). We have registered the Representative Warrants and the shares underlying the Representative Warrants in this offering.

The Representative Warrants and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110I(1). In accordance with FINRA Rule 5110I(1), neither the Representative Warrants nor any of our shares of Common Stock issued upon exercise of the Representative Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this offering, subject to certain exceptions. The Representative Warrants to be received by the representative and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110I(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110I(2).

We are unable to adjust the price of our outstanding options and warrants as of the closing of this initial public offering without the consent of the representative.

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Determination of Offering Price

In determining the initial public offering price, we and the representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future revenue and earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the representative can assure investors that an active trading market will develop for our shares of Common Stock, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the representative and the other underwriters may be required to make for these liabilities.

Indemnification

We have agreed to indemnify the representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the representative and the other underwriters may be required to make for these liabilities.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of common stock at a price per share that is less than the price per shares of common stock in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition for a period of twelve months following the date on which our common stock is trading on the Nasdaq Capital Market, without the prior written consent of the Representative.

Right of First Refusal

Until twenty-four (24) months following the later of the completion of this initial public offering or termination or expiration of the engagement with the representative to act as financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company, whether in conjunction with another broker-dealer or on the Company’s own volition, (collectively, “Future Services”), the representative shall have a right of first refusal to act as lead or managing underwriter, exclusive or joint financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering) or a public or private offering of securities (debt or equity). In accordance with FINRA Rule 5110(f)(2)I(i), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the Engagement Letter. Notwithstanding the above, we have the right to terminate our obligations as they pertain to the representative’s right of first refusal for “cause” pursuant to FINRA Rule 5110(g)(5)(B)(i). For the avoidance of doubt, “for cause” termination shall include termination due to any material failure by the representative to provide the underwriting services contemplated herein. If the representative waives its right of first refusal or is terminated by us pursuant to FINRA Rule 5110(g)(5)(B)(i) with respect to a particular securities offering, the holders of the equity issued in the securities offering shall be subject to a lock-up period determined by the representative.

Tail Financing

If, during the period that is 12 months following the termination or expiration of the Engagement Letter, we consummate a financing with a party, including any investor in pre-initial public offering financings, if any, and this initial public offering, or any party who became aware of us or who became known to us prior to such termination or expiration of the Engagement Letter, we will pay the representative a fee equal to a percentage ranging from 1% – 10% of the proceeds of such financing, of which the percentage will be dependent on the aggregate consideration of the financing (e.g., less than $10 million, 10% fee or more than $100 million, 1% fee).

Lock-Up Agreements

We will not, without the prior written consent of the representative, from the date of execution of the underwriting agreement and continuing for a period of twelve (12) months from the date on which the trading of our Common Stock commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. We will agree not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

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Our executive officers, directors and current stockholders have also agreed to a 12-month “lock-up,” during which, without the prior written consent of the representative, they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, owned either of record or beneficially by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Electronic Offer, Sale and Distribution of Shares of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the representative. In addition, shares of Common Stock may be sold by the representative to securities dealers who resell shares of Common Stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by the representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as representative and should not be relied upon by investors.

Other Relationships

The representative and its respective affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, the representative has not provided any financing, investment and/or advisory services to us during the 180 day period preceding the initial filing of the registration statement of which this prospectus forms a part, and as of the date of this prospectus, we do not have any agreement or arrangement with the representative to provide any of such services during the 60 day period following the effective date of such registration statement.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares of Common Stock, where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

We have applied for approval of our Common Stock for listing on the Nasdaq Capital Market under the symbol “BABY.” Trading of our Common Stock on the Nasdaq Capital Market is expected to begin following this prospectus being declared effective by the SEC. There is no assurance that our listing application will be approved by Nasdaq. The approval of our listing on Nasdaq is a condition of closing this offering. If our Common Stock is listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

LEGAL MATTERS

The validity of our Common Stock and certain legal matters will be passed upon for us by Meister Seelig & Fein LLP, New York, New York (“MSF”). Certain legal matters in connection with this offering will be passed upon for the underwriter by Carmel, Milazzo & Feil LLP, New York, New York. MSF has been issued 150,000 shares of our Common Stock as compensation for a portion of the fees and expenses incurred by the Company in connection with the Offering. MSF has been named as a selling stockholder in this registration statement with respect to 50,000 of such shares.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the years ended December 31, 2021, and December 31, 2020 have been audited by Morison Cogen LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered in this prospectus. This prospectus does not contain all the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

69

You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We file periodic reports, proxy statements, and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet at www.sec.gov.

Our website is located at www.pishposhbaby.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless the Form 8-K expressly states that it is to be incorporated by reference.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

PishPosh, Inc.

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

Chief Executive Officer

(732) 905-3716

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

70

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of Pish Posh Baby LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pish Posh Baby LLC (the Company) as of December 31, 2021 and 2020, and the related statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses and negative cash flows from operations for the years ended December 31, 2021 and 2020, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2020.

Blue Bell, Pennsylvania

April 21, 2022

F-2

PISH POSH BABY, LLC

BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$773,880	$58,138
Accounts receivable	69,441	218,792
Inventory, net	3,295,884	2,257,712
Prepaid expenses and other current assets	1,559	42,258
Deferred offering costs	199,323	-
Total current assets	4,340,087	2,576,900
Property and equipment, net	2,261	2,931
Intangible assets, net	81,125	-
Deposits	10,155	10,155
Total assets	$4,433,628	$2,589,986

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,438,038	$860,633
Accounts payable, related party	1,061,294	833,924
Accrued expenses and other current liabilities	508,227	328,649
Loan payable, current	1,234,168	400,000
Convertible note payable	1,061,687	-
Total current liabilities	5,303,414	2,423,206
Loan payable	142,597	-
Total liabilities	5,446,011	2,423,206

Commitments and contingencies (Note 12)

Stockholders' equity (deficit):
Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 80 shares issued and
outstanding as both December 31, 2021 and 2020	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized, 1,479,766 shares issued and
outstanding as both December 31, 2021 and 2020	2	2
Additional paid-in capital	431,032	431,032
Accumulated deficit	(1,443,417)	(264,254)
Total stockholders' equity (deficit)	(1,012,383)	166,780
Total liabilities and stockholders' equity (deficit)	$4,433,628	$2,589,986

The accompanying notes are an integral part of these financial statements.

F-3

PISH POSH BABY, LLC

STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended
	December 31,
	2021	2020
Net revenues	$13,331,398	$14,518,025
Cost of net revenues	8,892,262	9,655,876
Gross profit	4,439,136	4,862,149

Operating expenses:
General and administrative	2,089,153	1,878,200
Sales and marketing	3,396,989	3,137,466
Total operating expenses	5,486,142	5,015,666

Loss from operations	(1,047,006)	(153,517)

Other expense:
Interest expense	(132,157)	(36,009)
Total other expenses	(132,157)	(36,009)

Provision for income taxes	-	-
Net loss	$(1,179,163)	$(189,526)

Weighted average common shares outstanding - basic and diluted	1,479,766	1,479,766

Net loss per common share - basic and diluted	$(0.80)	$(0.13)

The accompanying notes are an integral part of these financial statements.

F-4

PISH POSH BABY, LLC

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balances at December 31, 2019	80	$-	1,479,766	$2	$431,032	$(74,728)	$356,306
Net loss	-	-	-	-	-	(189,526)	(189,526)
Balances at December 31, 2020	80	-	1,479,766	2	431,032	(264,254)	166,780
Net loss	-	-	-	-	-	(1,179,163)	(1,179,163)
Balances at December 31, 2021	80	$-	1,479,766	$2	$431,032	$(1,443,417)	$(1,012,383)

The accompanying notes are an integral part of these financial statements.

F-5

PISH POSH BABY, LLC

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,179,163)	$(189,526)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,156	14,859
Non-cash interest expense	50,000	-
Change in inventory allowance	89,409	-
Changes in operating assets and liabilities:
Accounts receivable	149,351	(33,628)
Inventory	(1,127,580)	567,909
Prepaid expenses and other current assets	40,699	(14,658)
Deferred offering costs	(199,323)	-
Accounts payable	577,405	54,728
Accounts payable, related party	227,370	(513,446)
Accrued expenses and other current liabilities	179,578	8,121
Net cash used in operating activities	(1,173,098)	(105,641)
Cash flows from investing activities:
Loan receivable, related party	-	50,288
Purchase of property and equipment	(2,261)	-
Website development costs	(97,350)	-
Net cash provided by (used in) investing activities	(99,611)	50,288
Cash flows from financing activities:
Proceeds from loan payable	2,439,607	897,522
Repayments of loan payable	(1,512,843)	(897,522)
Proceeds from convertible note payable	1,061,687	-
Proceeds from related party loans	651,873	196,899
Repayments of related party loans	(651,873)	(196,899)
Net cash provided by financing activities	1,988,451	-
Net change in cash and cash equivalents	715,742	(55,353)
Cash and cash equivalents at beginning of year	58,138	113,491
Cash and cash equivalents at end of year	$773,880	$58,138
Supplemental disclosure of cash flow information:
Cash paid for interest	$65,595	$36,009

The accompanying notes are an integral part of these financial statements.

F-6

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Pish Posh Baby, LLC (the “Company”) is a Delaware limited liability company formed on December 15, 2015. The Company was established via an asset purchase agreement with a related entity, Pish Posh, Inc. (the “Seller”), a Nevada corporation, in January 2016. Pursuant to the asset purchase agreement, the Company purchased certain assets and assumed liabilities from Pish Posh Inc. and all investors in the Seller were transferred into membership interests in the Company.

The Company has a wide array of baby products, including brand-name strollers, car seats and other baby gear & accessories, which are sold via its retail location, website and other e-commerce channels. The Company’s headquarters are in Lakewood, New Jersey.

On February 25, 2022, PishPosh, Inc. (“PishPosh”), a Delaware corporation formed on December 16, 2021, merged with the Company (the “Merger”). Pursuant to the Merger Agreement, each issued unit of membership interest of the Company outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in PishPosh. At the option of any stockholder, shares of Series A Preferred Stock of Pish Posh, may be issued in lieu of shares of common stock. Upon the closing of the Merger, PishPosh, Inc. became the surviving corporation.

The Merger is being treated as a reverse acquisition and recapitalization effected by a unit-share exchange for financial accounting and reporting purposes. The Company is treated as the accounting acquirer as its members control PishPosh after the conversion of membership interests into PishPosh’s common shares, even though PishPosh was the legal acquirer and surviving corporation. As a result, the assets and liabilities and the historical operations of the Company will be reflected in the financial statements of PishPosh. Since PishPosh had no operations upon the Merger, the transaction was treated as a recapitalization for accounting purposes and no goodwill or other intangible assets were recorded.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $1,179,163 and $189,526 for the years ended December 31, 2021 and 2020, respectively, and has negative cash flows from operations for the years ended December 31, 2021 and 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the financial statements were available to be issued, the Company has been primarily financed through the issuance of loans. No assurance can be given that the Company will be successful in these efforts.

The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year end is December 31.

The accompanying financial statements have been presented to retroactively present the effect of the Merger, including common and preferred stock and additional paid-in capital.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2021 and has elected to comply with certain reduced public company reporting requirements.

F-7

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, inventory, revenue recognition, and e-commerce accounting considerations. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history. The Company has been significantly impacted by the COVID-19 pandemic and has unknown continued impacts from the ongoing COVID-19 pandemic.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2021 and 2020, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Concentrations

The Company is dependent on third-party vendors for its inventory purchases. During the years ended December 31, 2021 and 2020, three and two vendors accounted for 55% and 40% of total purchases, respectively. The loss of this vendor may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

F-8

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

The carrying values of the Company’s accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments.  The Company believes the carrying amount of its convertible notes payable and loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from products delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2021 and 2020, the Company determined that no allowance for doubtful accounts was necessary.

Inventory

Inventories consist of finished goods and products in transit from the Company’s suppliers. Finished goods inventory includes amounts held at the Company’s warehouse location and at Amazon. Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made. Deposits for future inventory purchases are included in prepaid expenses and other current assets. As of December 31, 2021 and 2020, there was a reserve for obsolescence of $89,409 and $0, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes office and computer equipment, furniture and fixtures and leasehold improvements, which are all depreciated using the straight-line method over their respective estimated useful lives. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization. Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50. The Company amortizes these costs using the straight-line method over an estimated useful life of three years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

F-9

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

The Company derives its revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company generates a small percentage of sales in our showroom, which revenue is recognized at the time the product is sold in store to the customer. There was no breakage income recognized for unredeemed gift cards for the years ended December 31, 2021 and 2020.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as fulfillment costs in sales and marketing expense, and are therefore not evaluated as a separate performance obligation.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties. The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfillment center operations, third-party logistics costs, e-commerce selling commissions and marketing and advertising costs.

The Company also includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses. During the years ended December 31, 2021 and 2020, shipping and handling costs were $1,166,423 and $1,169,620, respectively.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, website costs and warehousing fees.

Advertising Costs

Advertising costs are included in sales and marketing expenses and are expensed as incurred. Advertising costs were $796,222 and $492,678 for the years ended December 31, 2021 and 2020, respectively.

Comprehensive Loss

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive loss is equal to net loss.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2021 and 2020, the Company had capitalized $199,323 and $0 in deferred offering costs, respectively.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

F-10

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,
	2021	2020
Office and computer equipment	$41,542	$40,413
Furniture and fixtures	21,064	21,064
Leasehold improvements	79,369	78,237
Total	141,975	139,714
Less: Accumulated depreciation	(139,714)	(136,783)
Property and equipment, net	$2,261	$2,931

Depreciation expense was $2,931 and $14,859 during the years ended December 31, 2021 and 2020, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following:

	December 31,
	2021	2020
Website development costs	$97,350	$-
Less: Accumulated amortization	(16,225)	-
Intangible assets, net	$81,125	$-

Amortization expense was $16,225 and $0 during the years ended December 31, 2021 and 2020, respectively.

6.	LOAN RECEIVABLE, RELATED PARTY

In December 2019, the Company advanced $50,288 to a related party. The loan was unsecured, non-interest bearing and due on demand. The loan was repaid in January 2020.

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

F-11

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

	December 31,
	2021	2020
Accrued personnel and other expenses	$89,356	$80,114
Gift card liability	190,114	182,403
Allowance for sales returns	88,057	49,388
Sales tax payable	20,430	13,061
Interest	16,562	-
Security deposit payable	3,708	3,683
Advances from third parties	100,000	-
Accrued expenses and other current liabilities	$508,227	$328,649

8.	LOAN PAYABLE

Merchant Advances

During 2021 and 2020, the Company entered into several short-term merchant loans with Amazon. The loans mature in six to nine months and bear interest ranging from 8% to 11%. The loans require monthly principal and interest payments. During the years ended December 31, 2021 and 2020, the Company received merchant advances totaling $797,010 and $897,522, respectively, and made repayments totaling $987,843 and $897,522, respectively. As of December 31, 2021 and 2020, the Company had $209,168 and $400,000, respectively in outstanding principal pertaining to these merchant loans. The outstanding loan as of December 31, 2021 was due on February 19, 2022 and was repaid in 2022. Interest expense for the loans totaled $40,852 and $36,009 for the years ended December 31, 2021 and 2020, respectively.

Related Party

During 2021 and 2020, the Company received several loans from a related party. The loans are unsecured, non-interest bearing and due on demand. During the years ended December 31, 2021 and 2020, the Company received loan proceeds of $651,873 and $196,899, respectively, and made repayments totaling $651,873 and $196,899, respectively. As of December 31, 2021 and 2020, the Company had $0 outstanding.

Paycheck Protection Program

In May 2021, the Company entered into a loan with a lender in an aggregate principal amount of $142,597 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of five years, and is unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the lender. The PPP Loans may be accelerated upon the occurrence of an event of default. The loan proceeds were used for payroll and other covered payments including general operating costs and was fully forgiven in February 2022.

Promissory Notes

During 2021, the Company entered into short-term two promissory notes with an investor for an aggregate principal amount of $1,550,000, consisting of net proceeds of $1,500,000 after the original issue discount of $50,000. The Company repaid $525,000 in December, and $1,025,000 remained outstanding as of December 31, 2021. On March 28, 2022, the Company extended the maturity date to June 30, 2022.

In connection with the short-term promissory notes, the Company amortized the $50,000 original issue discount, which was included in interest expense in the statements of comprehensive loss.

9.	CONVERTIBLE NOTES

In November 2021, the Company entered into several convertible promissory notes for an aggregate principal amount of $1,061,687. The notes are convertible into shares of common and/or Series A preferred stock and warrants to purchase common stock of Pish Posh, Inc., the surviving corporation upon the Merger in February 2022 (see Note 1). Per the terms of the notes, the notes bear interest at 8% per annum and mature on February 28, 2022; provided, that no interest will be payable in the event such notes are converted into shares of common and/or Series A preferred stock and warrants of Pish Posh, Inc. upon the Merger. In March 2022, the outstanding principal was converted into 1,061,687 shares.

F-12

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

During the year ended December 31, 2021, the Company incurred $16,562 in interest pertaining to these notes, all of which was accrued and unpaid as of December 31, 2021.

10.	MEMBERS’ EQUITY

The Company’s membership interests are represented by Units. As of December 31, 2021 and 2020, the Company’s had 1,000,000 units issued and outstanding, comprising $431,034 in contributed capital.

Profits and losses shall be allocated to the members on a pro rata basis based upon their respective units in the Company. The Board of Managers (the “Board”) shall determine in its sole discretion any cash distributions made to Members. Net cash flow shall be distributed in the following order:

(i)	Repayment of any loans or advances by the Managing Member
(ii)	$250,000 to the Managing Member
(iii)	Any accrued but unpaid salary to management
(iv)	$175,000 to other members
(v)	$1,000,000, consisting of 75% to the original investors pro rata to their membership interests and 25% to the Managing Member
(vi)	Any remaining proceeds shall be allocated to the members pro rata to their membership interests.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

11.	RELATED PARTY TRANSACATIONS

The business and affairs of the Company shall be managed by and under the sole and complete authority of the Board, consisting of five directors. The Board shall be responsible for directing, supervising and undertaking the business affairs of the Company and shall make all decisions affecting the company. The Managers shall have the right, power, and authority to incur all reasonable expenditures to operate the Company, sell the assets, establish resources, invest excess funds and perform all other actions the Board deems necessary to operate the Company.

The Company’s related party loan receivables and payables as discussed in Notes 6 and 8 were initiated with a member of the Company and a Manager on the Board.

The Company received advances for purchases which were charged on credit cards owned by the Managing Member. As of December 31, 2021 and 2020, there were net advances of $1,061,294 and $833,924, respectively, on these credit cards. To date, the Company has not been charged interest on these advances. However, to the extent the principal amount outstanding on the credit cards accrues interest, the Company will be responsible to pay such interest charged by the respective credit card issuing banks.

12.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

In November 2019, the Company entered into a five-year lease agreement for retail showroom and office space in Lakewood, New Jersey. The lease matures in October 2024. Monthly base rent is $5,084 as of December 31, 2020 and escalates each year of the lease term. The lease included a security deposit of $10,155, which was paid in November 2019.

The following is a summary of the remaining minimum lease payments due:

Year Ended December 31,
2022	$63,159
2023	65,054
2024	55,560
Total	$183,773

Rent expense was $91,342 and $93,613 for the years ended December 31, 2021 and 2020, respectively.

F-13

PISH POSH BABY, LLC

NOTES TO FINANCIAL STATEMENTS

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

13.	SUBSEQUENT EVENTS

As of the issuance date, PishPosh’s authorized capital stock consists of 110,000,000 shares, of which 100,000,000 are designated as common stock and 10,000,000 shares are designated as preferred stock, both $0.000001 par value per share.

In February 2022, the Company issued 731,690 shares of common stock, 2,270 shares of preferred stock and warrants to purchase 3,241,825 shares of common stock with an exercise price of $1.00 per share for proceeds of $1,689,980, conversion of $1,061,687 of convertible notes payable and the forgiveness of $250,000 of accounts payable – related party.

On March 1, 2022, the Company received $240,135 for the issuance of a convertible note, which was immediately converted into a warrant to purchase 240,135 shares of common stock with an exercise price of $1.00.

Through the issuance date, the Company has received merchant advance proceeds of $1,202,000.

F-14

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

UNAUDITED CONDENSED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2022 AND 2021

F-15

F-16

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

CONDENSED BALANCE SHEETS

UNAUDITED

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$530,722	$773,880
Accounts receivable	60,181	69,441
Inventory, net	5,222,131	3,295,884
Prepaid expenses and other current assets	56,175	1,559
Deferred offering costs	597,277	199,323
Total current assets	6,466,486	4,340,087
Property and equipment, net	-	2,261
Intangible assets, net	92,300	81,125
Deposits	10,155	10,155
Right of use asset	129,028	-
Total assets	$6,697,969	$4,433,628

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,746,972	$1,438,038
Accounts payable, related party	466,429	1,061,294
Accrued expenses and other current liabilities	570,677	508,227
Accrued expenses, related party	1,000,000	-
Loan payable, current	2,862,438	1,234,168
Convertible note payable	240,135	1,061,687
Right of use liability, current portion	42,493	-
Total current liabilities	6,929,144	5,303,414
Right of use liability	87,569	-
Loan payable	-	142,597
Total liabilities	7,016,713	5,446,011

Commitments and contingencies (Note 12)

Stockholders’ deficit:
Preferred stock, $0.000001 par value, 10,000,000 shares authorized, 2,500 and 0 shares issued and outstanding as June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized, 3,503,378 and 1,479,766 shares issued and outstanding as June 30, 2022 and December 31, 2021, respectively	4	2
Additional paid-in capital	4,634,484	431,032
Accumulated deficit	(4,953,232)	(1,443,417)
Total stockholders’ deficit	(318,744)	(1,012,383)
Total liabilities and stockholders’ deficit	$6,697,969	$4,433,628

See the accompanying notes to the condensed financial statements.

F-17

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

UNAUDITED

	Six Months Ended
	June 30,
	2022	2021
Net revenues	$11,235,447	$5,543,648
Cost of net revenues	7,264,123	3,811,695
Gross profit	3,971,324	1,731,953

Operating expenses:
General and administrative	4,244,168	938,175
Research and development	66,022	-
Sales and marketing	3,269,295	1,400,821
Total operating expenses	7,579,485	2,338,996

Loss from operations	(3,608,161)	(607,043)

Other income (expense):
Other income	159,159	-
Interest expense	(60,813)	(29,667)
Total other income (expense), net	98,346	(29,667)

Provision for income taxes	-	-
Net loss	$(3,509,815)	$(636,710)

Weighted average common shares outstanding - basic and diluted	2,885,052	1,479,766
Net loss per common share - basic and diluted	$(1.22)	$(0.43)

See the accompanying notes to the condensed financial statements.

F-18

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

UNAUDITED

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated		Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit		Deficit
Balances at December 31, 2020	80	$-	1,479,766	$2	$431,032		$(264,254)	$166,780
Net loss	-	-	-	-	-		(636,710)	(636,710)
Balances at June 30, 2021	80	$-	1,479,766	$2	$431,032		$(900,964)	$(469,930)

Balances at December 31, 2021	80	$-	1,479,766	$2	$431,032		$(1,443,417)	$(1,012,383)
Issuance of shares of common and preferred stock for services	150	-	1,291,922	1	1,441,921		-	1,441,922
Conversion of notes and payables and issuance of common
and preferred shares for proceeds	2,270	-	731,690	1	3,001,666	-	-	3,001,667
Convertible note payable and warrants issued as offering costs		-	-	-	(240,135)		-	(240,135)
Net loss	-	-	-	-	-		(3,509,815)	(3,509,815)
Balances at June 30, 2022	2,500	$-	3,503,378	$4	$4,634,484		$(4,953,232)	$(318,744)

See the accompanying notes to the condensed financial statements.

F-19

 PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

CONDENSED STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,509,815)	$(636,710)
Adjustments to reconcile net loss to net cash (used in ) / provided by operating activities:
Depreciation and amortization	21,486	2,931
Forgiveness of Payroll Protection Program loan payable	(142,597)	-
Change in inventory allowance	41,440	25,533
Issuance of shares of common and preferred stock for services	1,441,922	-
Amortization of right of use asset	1,034	-
Changes in operating assets and liabilities:
Accounts receivable	9,260	(136,323)
Inventory	(1,967,686)	499,105
Prepaid expenses and other current assets	(54,616)	40,699
Deferred offering costs	(397,954)	(26,456)
Accounts payable	308,933	108,289
Accounts payable, related party	(344,865)	29,746
Accrued expenses and other current liabilities	62,450	131,872
Accrued expenses, related party	1,000,000	-
Net cash (used in) / provided by operating activities	(3,531,008)	38,686
Cash flows from investing activities:
Website development costs	(30,400)	(91,350)
Net cash used in investing activities	(30,400)	(91,350)
Cash flows from financing activities:
Proceeds from loan payable	3,202,000	439,607
Repayments of loan payable	(1,573,730)	(360,262)
Proceeds from related party loans	-	26,873
Repayments of related party loans	-	(26,873)
Proceeds from issuance of preferred and common stock	1,689,980	-
Net cash provided by financing activities	3,318,250	79,345
Net change in cash and cash equivalents	(243,158)	26,681
Cash and cash equivalents at beginning of period	773,880	58,138
Cash and cash equivalents at end of period	$530,722	$84,819

Supplemental disclosure of cash flow information:
Cash paid for interest	$70,071	$29,667

Supplemental disclosure of non-cash investing and financing activities:
Right of use asset and liability	$168,112	$-
Conversion of accounts payable, related party into equity	$250,000	$-
Conversion of notes payable into equity	$1,061,687	$-
Convertible note payable and warrants issued as offering costs	$240,135	$-
Effect of the Merger on members’ capital and additional paid-in capital	$431,032	$-

See the accompanying notes to the condensed financial statements.

F-20

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

1.	NATURE OF OPERATIONS

Pish Posh Baby, LLC (“Pish Posh”) was a Delaware limited liability company formed on December 15, 2015. Pish Posh was established via an asset purchase agreement with a related entity, Pish Posh, Inc. (the “Seller”), a Nevada corporation, in January 2016. Pursuant to the asset purchase agreement, Pish Posh purchased certain assets and assumed liabilities from Pish Posh, Inc. and all investors in the Seller were transferred into membership interests in Pish Posh.

On February 25, 2022, PishPosh, Inc. (the “Company”), a Delaware corporation formed on December 16, 2021, merged with Pish Posh (the “Merger”). Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in the Company. At the option of any shareholder, shares of Series A Preferred Stock of the Company, may be issued in lieu of shares of common stock. Upon the closing of the Merger, PishPosh, Inc. became the surviving corporation.

The Merger is being treated as a reverse acquisition and recapitalization effected by a unit-share exchange for financial accounting and reporting purposes. Pish Posh is treated as the accounting acquirer as its members controlled the Company after the conversion of membership interests into the Company’s common shares, even though the Company was the legal acquirer and surviving corporation. As a result, the assets and liabilities and the historical operations of Pish Posh were reflected in the condensed financial statements of the Company. Since the Company had no operations upon the Merger, the transaction was treated as a recapitalization for accounting purposes and no goodwill or other intangible assets were recorded.

The Company has a wide array of baby products, including brand-name strollers, car seats and other baby gear & accessories, which are sold via its retail location, website and other e-commerce channels. The Company’s headquarters are in Lakewood, New Jersey.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed financial statements are issued.

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has often not generated profits since inception, has sustained net losses of $3,509,815 and $636,710 for the six months ended June 30, 2022 and 2021 respectively, and has negative cash flows from operations for the six months ended June 30, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. Through the date the condensed financial statements were available to be issued, the Company has been primarily financed through the issuance of loans and proceeds from the sale of preferred and common stock. No assurance can be given that the Company will be successful in these efforts. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year end is December 31.

The accompanying financial statements have been presented to retroactively present the effect of the Merger, including common and preferred stock and additional paid-in capital.

F-21

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2021 and has elected to comply with certain reduced public company reporting requirements.

Unaudited Interim Financial Information

The unaudited interim condensed financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual condensed financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim condensed financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim condensed financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2021 and notes thereto that are included in the Company’s Registration Statement.

Use of Estimates

The preparation of the Company’s condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these condensed financial statements include, but are not limited to, inventory, revenue recognition, and e-commerce accounting considerations. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history. The Company has been significantly impacted by the COVID-19 pandemic and has unknown continued impacts from the ongoing COVID-19 pandemic.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2022 and December 31, 2021, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Concentrations

The Company is dependent on third-party vendors for its inventory purchases. During the six months ended June 30, 2022 and 2021 two and three vendors accounted for 55% and 44% of total purchases, respectively. The loss of this vendor may have a negative short-term impact on the Company’s operations; however, the Company believes there are acceptable substitute vendors that can be utilized longer-term.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

F-22

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short maturity of these instruments.  The Company believes the carrying amount of its convertible notes payable and loan payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

Accounts Receivable

Accounts receivable are derived from products delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2022 and December 31, 2021, the Company determined that no allowance for doubtful accounts was necessary.

Inventory

Inventories consist of finished goods and products in transit from the Company’s suppliers. Finished goods inventory includes amounts held at the Company’s warehouse location and at Amazon. Costs of finished goods inventories include all costs incurred to bring inventory to its current condition, including inbound freight and duties. Inventory is recorded at the lower of cost or net realizable value using the first-in-first-out (FIFO) method. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold to reflect the lower of cost or net realizable value. If actual market conditions are less favorable than those projected by the Company, further adjustments may be required that would increase the cost of goods sold in the period in which such a determination was made. Deposits for future inventory purchases are included in prepaid expenses and other current assets. As of June 30, 2022 and December 31, 2021, there was a reserve for obsolescence of $130,850 and $89,409, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes office and computer equipment, furniture and fixtures and leasehold improvements, which are all depreciated using the straight-line method over their respective estimated useful lives. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Intangible Assets

Intangible assets consist of capitalized website development costs less accumulated amortization. Website development costs are capitalized during the application and infrastructure development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50. The Company amortizes these costs using the straight-line method over an estimated useful life of three years.

F-23

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

In accordance with FASB ASC 606, Revenue from Contracts with Customers¸ the Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods to the Company’s customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

The Company derives its revenue primarily from e-commerce transactions. For e-commerce transactions, revenue is recognized at the time the product is shipped to the customer, which is the point in time when control is transferred. The Company generates a small percentage of sales in its showroom, which revenue is recognized at the time the product is sold in store to the customer. There was no breakage income recognized for unredeemed gift cards for the six months ended June 30, 2022 and 2021.

The Company deducts discounts, sales tax, and estimated refunds to arrive at net revenue. Sales tax collected from clients is not considered revenue and is included in accrued expenses until remitted to the taxing authorities. Shipping and handling fees charged to customers are included in net revenues. All shipping and handling costs are accounted for as fulfillment costs in sales and marketing expense, and are therefore not evaluated as a separate performance obligation.

Cost of Revenue

Cost of revenue consists of the costs of inventory sold, packaging materials costs, inbound freight and customs and duties. The Company includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses as noted below.

Sales and Marketing

Sales and marketing expenses includes fulfillment center operations, third-party logistics costs, e-commerce selling commissions and marketing and advertising costs.

The Company also includes outbound freight associated with shipping goods to customers as a component of sales and marketing expenses. During the six months ended June 30, 2022 and 2021, shipping and handling costs were $1,121,745 and $493,656, respectively.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and benefits costs, professional services and information technology. General and administrative expenses also include payment processing fees, website costs and warehousing fees.

Advertising Costs

Advertising costs are included in sales and marketing expenses and are expensed as incurred. Advertising costs were $852,382 and $240,588 for the six months ended June 30, 2022 and 2021 respectively.

F-24

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Research and Development Costs

Costs incurred in the research and development of the Company’s products are expensed as incurred.

Comprehensive Loss

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive loss is equal to net loss.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2022 and December 31, 2021, the Company had capitalized $597,277 and $199,323 in deferred offering costs, respectively.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity(including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity),derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders’ deficit.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2022, diluted net loss per share is the same as basic net loss per share. Potentially dilutive items outstanding as of June 30, 2022 and 2021 are as follows:

	June 30,
	2022	2021
Convertible note payable	240,135	-
Preferred stock (convertible to common stock)	2,500,000	-
Common stock warrants	3,241,825	-
Total potentially dilutive securities	5,981,960	-

F-25

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Income Taxes

Upon the Merger in 2022, the Company is a corporation. The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the condensed financial statements.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its condensed balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company has adopted ASU 2016-02 as of January 1, 2022. See Note 12.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying condensed financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	June 30,	December 31,
	2022	2021
Office and computer equipment	$41,542	$41,542
Furniture and fixtures	21,064	21,064
Leasehold improvements	79,369	79,369
Total	141,975	141,975
Less: Accumulated depreciation	(141,975)	(139,714)
Property and equipment, net	$-	$2,261

Depreciation expense was $2,261 and $2,931 during the six months ended June 30, 2022 and 2021, respectively.

5.	INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following:

	June 30,	December 31,
	2022	2021
Website development costs	$127,750	$97,350
Less: Accumulated amortization	(35,450)	(16,225)
Intangible assets, net	$92,300	$81,125

Amortization expense was $19,225 and $0 during the six months ended June 30, 2022 and 2021, respectively.

F-26

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	June 30,	December 31,
	2022	2021
Accrued personnel and other expenses	$109,244	$89,356
Gift card liability	202,453	190,114
Allowance for sales returns	131,720	88,057
Sales tax payable	17,148	20,430
Interest	6,404	16,562
Security deposit payable	3,708	3,708
Advances from third parties	100,000	100,000
Accrued expenses and other current liabilities	$570,677	$508,227

7.	LOAN PAYABLE

Merchant Advances

During 2022 and 2021, the Company entered into several short-term merchant loans with Amazon. The loans mature in six to nine months and bear interest ranging from 8% to 11%. The loans require monthly principal and interest payments. During the six months ended June 30, 2022 and 2021, the Company received merchant advances totaling $3,202,000 and $297,010, respectively, and made repayments totaling $1,573,730 and $360,262, respectively. As of June 30, 2022 and December 31, 2021, the Company had $1,837,438 and $209,168, respectively in outstanding principal pertaining to these merchant loans. Interest expense for the loans totaled $46,621 and $22,806 for the six months ended June 30, 2022 and 2021, respectively.

Related Party

During 2021, the Company received loan proceeds of $26,873 from a related party. The loan is unsecured, non-interest bearing and due on demand. During 2021, the Company fully repaid this loan.

Paycheck Protection Program

In May 2021, the Company entered into a loan with a lender in an aggregate principal amount of $142,597 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bore interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, had an initial term of five years, and was unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The loan proceeds were used for payroll and other covered payments including general operating costs and was fully forgiven in February 2022. As such, the Company recorded a gain of $142,597 included in other income in the statements of comprehensive loss.

F-27

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Promissory Notes

In November 2021, the Company entered into short-term two promissory notes with an investor for an aggregate principal amount of $1,550,000, consisting of net proceeds of $1,500,000 after the original issue discount of $50,000. The Company repaid $525,000 in December, and $1,025,000 remained outstanding as of both June 30, 2022 and December 31, 2021. In September 2022, the Company extended the maturity date to December 31, 2022.

8.	CONVERTIBLE NOTES

In November 2021, the Company entered into several convertible promissory notes (the “2021 Notes”) for an aggregate principal amount of $1,061,687. The notes bear interest at 8% per annum and matured on February 28, 2022. The notes are convertible into shares of common and/or Series A preferred stock and warrants of the Company. In March 2022, the 2021 Notes automatically converted on a one-for-one basis into shares of common stock, preferred stock and warrants upon a subsequent closing (“Subsequent Closing”) (see Note 9).

During the year ended December 31, 2021, the Company incurred $16,562 in interest pertaining to these notes, all of which was accrued and unpaid as of December 31, 2021. Upon the Subsequent Closing and conversion of the Notes at their principal amount, the interest was deemed forgiven and the Company recorded a gain in other income in the statements of comprehensive loss.

In connection with the Subsequent Closing, the Company issued a convertible note to an entity that acted as placement agent for the financings. The principal of the note is $240,135, which bears interest at 8% per annum and matures on March 1, 2023. The note is convertible into shares of common stock and/or Series A preferred and warrants on a one-for-one basis. The value of the note was recognized as offering costs and charged to additional paid-in capital. The entity also received a warrant to purchase 240,135 shares of common stock, with an estimated fair value of approximately $84,000, and the issuance was recognized as offering costs (Note 10).

9.	STOCKHOLDERS / MEMBERS’ EQUITY

Merger / Recapitalization to PishPosh, Inc.

Prior to the Merger, Pish Posh’s membership interests were represented by Units. As of December 31, 2021, Pish Posh had 1,000,000 units issued and outstanding, comprising $431,034 in contributed capital.

In February 2022, the Company cancelled 580,000 membership units in order to effectuate the Merger. Upon the Merger Agreement, the remaining 420,000 units outstanding immediately prior to the effectiveness of the merger was converted into 1.572314286 shares of common stock in the Company. At the option of any shareholder, shares of Series A preferred stock of the Company may be issued in lieu of shares of common stock. As a result of the Merger, the units were ultimately converted into 580,460 shares of common stock and 80 shares of Series A preferred stock. Furthermore, the Company reissued 899,306 shares of common stock pursuant to the initial cancellation agreement of the 580,000 membership units. As of a result of the Merger, the $431,034 in members’ capital was converted into preferred and common stock and additional paid-in capital.

Preferred Stock

The Company’s Certificate of Incorporation authorizes the Board to establish and to issue from time to time one or more series of preferred stock, par value $0.000001 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. As of June 30, 2022, 20,000 shares of preferred stock are designated as Series A preferred stock.

Voting Rights

The Series A preferred stock shall have no voting rights.

F-28

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

Dividend Rights

Holders of Series A preferred stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are specifically declared by the Board to be payable to the holders of the common stock. No other dividends shall be paid on shares of Series A preferred stock; and the Company shall pay no dividends on shares of the common stock unless it simultaneously complies with the above. For so long as any Series A preferred stock is outstanding, dividends may not be paid in the form of common stock without the written consent of the holders of Series A preferred stock holding a majority of the then issued and outstanding Series A preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of Series A preferred stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series A preferred stock if such shares had been converted to common stock immediately prior to such liquidation, dissolution, distribution of assets or other winding up, subject to the preferential rights of holders of any senior securities of the Company.

Conversion Rights

At any time, each holder of Series A preferred stock is entitled to convert any portion of such holder’s outstanding Series A preferred stock into shares of common stock at a rate of 1,000 shares of common stock for every one (1) share of Series A preferred stock.

Other Matters

Each share of Series A preferred stock has a stated value of $1,000. In the event that the Company does not have sufficient available shares of common stock available to issue to the holder of shares of Series A preferred stock upon conversion of such holder’s shares, the Company is then required to pay cash to redeem the shares of Series A preferred stock that could not be converted at a price based in part on the then recent closing sale prices of the Company’s common stock.

Common Stock

The Company’s Certificate of Incorporation authorizes 100,000,000 shares of common stock, par value $0.000001 per share.

Voting Rights

Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights

Holders of shares of common stock are entitled to ratably receive dividends when and if declared by the Board out of funds legally available for that purpose, subject to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of outstanding shares of preferred stock.

2022 Stock Transactions

In February 2022, the Company issued 150 shares of Series A preferred stock and 1,291,922 shares of common stock to management and advisors pursuant to services performed. The fair value of $1,441,922, or $1.00 per share (including the as-converted shares of preferred stock), was included in general and administrative expenses in the statements of comprehensive loss.

In March 2022, the Company received proceeds of $1,689,980 pursuant to the Subsequent Closing. Simultaneously with the proceeds from the Subsequent Closing, the 2021 Notes and $250,000 in related party accounts payable (see Note 11) converted into shares of common stock and preferred stock on a one-for-one basis (based on the as-converted calculation of preferred stock). Altogether, the Company issued 2,270 shares of preferred stock and 731,690 shares of common stock pursuant to an aggregate value of $3,001,667, consisting of the March 2022 Subsequent Closing and the note and payable conversions as stated above.

As of June 30, 2022, there were 2,500 shares of preferred stock and 3,503,378 shares of common stock issued and outstanding.

F-29

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

10.	WARRANTS

In addition to the issuance of shares of common stock and Series A preferred stock upon the Subsequent Closing, investors also received common stock purchase warrants representing the right to purchase an amount of shares of common stock of the Company equal to 100% on a fully diluted basis of the amount of shares of common stock that would be issued to such investor at the Subsequent Closing.

The warrants have an exercise price of $1.00 per share and are exercisable at any time after the date that the Company’s shares of common stock have been approved for and are listed for trading on certain trading markets, including the Nasdaq Capital Market, and at any time up to the date that is five years after their original issuance.

The following is a summary of warrant activity for the six months ended June 30, 2022:

		Weighted
		Average	Intrinsic
	Warrants	Exercise Price	Value
Outstanding as of December 31, 2021	-	$-	$-
Conversion of 2021 Notes and issuance of common and preferred stock in Subsequent Closing	2,751,690	1.00
Conversion of related party accounts payable into equity	250,000	1.00
Placement agent consideration for Subsequent Closing	240,135	1.00
Total warrants granted	3,241,825	1.00
Outstanding as of June 30, 2022	3,241,825	$1.00	$-
Exercisable as of June 30, 2022	-	$1.00	$-

The aggregate fair value of the warrants issued was determined to be $1,136,012.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of warrants granted:

Six Months
Ended
June 30, 2022
Risk-free interest rate	1.86%
Expected term (in years)	5
Expected volatility	36.71%
Expected dividend yield	0%

11.	RELATED PARTY TRANSACTIONS

The Company received advances for purchases which were charged on credit cards owned by the previous Managing Member of Pish Posh Baby. As of June 30, 2022 and December 31, 2021, there were net advances of $466,429 and $1,061,294 outstanding, respectively.

In connection with the Subsequent Closing, the previous Managing Member converted $250,000 in advances owed into 250,000 shares of common stock and 250,000 warrants to purchase common stock.

During the six months ended June 30, 2022, the Company paid the previous Managing Member $450,000 for compensation, and recorded an additional $1,000,000 in accrued compensation which will be settled in cash and/or converted into a promissory note.

F-30

PISHPOSH, INC. (FORMERLY PISH POSH BABY, LLC)

NOTES TO CONDENSED FINANCIAL STATEMENTS

UNAUDITED

12.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

In November 2019, the Company entered into a five-year lease agreement for retail showroom and office space in Lakewood, New Jersey. The lease matures in October 2024. Monthly base rent was $5,237 as of June 30, 2022 and escalates each year of the lease term. The Company adopted ASC 842 on January 1, 2022 and recognized a right of use asset and liability of $168,113 using a discount rate of 8.0%.

Rent expense was $44,114 and $47,822 for the six months ended June 30, 2022 and 2021, respectively.

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

13.	SUBSEQUENT EVENTS

From July 1, 2022 through September 2, 2022, the Company has received merchant advance proceeds of $2,000,000 and made repayments totaling $1,840,089.

On August 23, 2022, the Company issued a convertible promissory note to a related party pursuant to conversion of accrued expenses, related party in the principal amount of $950,000. The note bears interest at 5% per annum, payable monthly, and matures on May 15, 2023.

F-31

1,662,618 Shares of Common Stock

PishPosh, Inc.

PUBLIC OFFERING PROSPECTUS

    , 2022

Boustead Securities, LLC

Through and including     , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated October 21, 2022

PRELIMINARY PROSPECTUS

PishPosh, Inc.

1,337,382 Shares of Common Stock

This prospectus relates to the resale of 1,337,382 shares of common stock of PishPosh, Inc., par value, $0.000001 per share (“Common Stock”) by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders named in this prospectus.

Any shares sold by the selling stockholders until our Common Stock is listed or quoted on an established public trading market will take place at $5.00, which is the assumed public offering price of the Common Stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. No sales of the shares covered by this prospectus shall occur until the Common Stock sold in our initial public offering begin trading on the Nasdaq Capital Market.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our Common Stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 11 for a discussion of certain risk factors that you should consider before investing in our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is [_____], 2022

RESALE PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, references to the “Company,” “PishPosh,” “we,” “us” and “our” refer to PishPosh, Inc. and its subsidiaries.

Our Company

PishPosh is a rapidly growing online retailer of premium baby products. Based on our experience in the industry, we believe that, since its founding in 2015, PishPosh has established itself as a leading e-commerce platform with an extraordinarily engaged customer base of middle- and upper-class mothers. PishPosh distinguishes itself by offering new and unique brands/products that inspire moms to shop.

We are primarily a baby gear distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom boutique and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site).

We stock items of which we sell the most quantity in a dedicated warehouse and fulfillment center located in Farmingdale, New Jersey, which we believe improves customer service, shortens the delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We ship via FedEx, UPS and USPS throughout the United States (the lower 48 States) and free shipping on orders over $75. We currently maintain approximately $3,200,000 (as of January 4, 2022) of inventory, consisting mostly of strollers, car seats and highchairs. We stock the majority of our inventory so that we can have 60 – 90 days of inventory available to us depending on the season. We currently employ a total of 21 employees, 10 of which are full-time employees and 11 of which are part-time employees.

The Baby Product Market

The stroller segment has grown at an average year over year rate of 5% from 2015 to 2019. Due to larger spending capacities, in North America non-essential baby items like baby carriers sell best. When it comes to where to shop for baby products, parents traditionally prefer to shop in specialty stores. Consumers like that they can shop for a wide variety of products all in the same category. They also like that they can get after-sale services, installation instructions, and product knowledgeable sales associates. With the increasing popularity of e-commerce sales, the online distribution of baby products is expected to grow at a Compound Annual Growth Rate (“CAGR”) of 8.89%. Since the younger generations are the ones with internet knowledge and the ones who are purchasing these products, they are quickly growing the market. (Bonafide Research & Marketing Pvt. Ltd Dec 2021).

We connect with expectant moms to earn a new mom’s loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Our Customers and Channels

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with an annual income of $75,000 and more. Currently, our average order is $200 – $300.

We showcase and sell our products through our showroom and our website, www.pishposhbaby.com, third party marketplaces like Amazon.com and our boutique (on site). We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey.

Competition; Competitive Strengths

Competition – There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby and Albee Baby, among others.

Alt-1

Competitive Strength – We compete in our market by having (1) best of breed technology and website interface, (2) long-term relationships with top brands to allow for greater buying power and new product access when its introduced, and (3) excellent customer service built on cultivating relationships with our customers. In addition, our expert representatives are parents who can relate and communicate with our shopping demographic very well.

Our Growth Strategy

Our efforts are directed towards providing a brand that has the best experience for a parent to purchase baby gear needs. Our strategy is to build and assist parents throughout the purchasing process. We build relationships with our sales representatives, who are parents themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced, educated shopping experience. We are focused on building a loyal customer base. We have executed high levels of technology integration, using the best of breed ecommerce technologies. We have seen significant year over year sales growth during the 2021 holiday season after overhauling our website and back-end ecommerce tech to better serve our customers. We also focus on what we believe to be the newest style and fashion in our category. If we are successful in growing our customer base and expanding our product line to new categories, it will bring us to scale faster and allow for better buying and higher margins in the long term. An important addition to our growth strategy includes manufacturing our own products under our brand to grow margin, control inventory, and become the primary destination for parents for all their cutting-edge baby gear product needs.

Corporate Matters and Structure

We were incorporated on December 16, 2021, in the State of Delaware. On February 25, 2022, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby. The Company currently has no subsidiaries.

Information Regarding our Capitalization

As of October 21, 2022, we have 4,939,345 shares of Common Stock issued and outstanding and 1,752.37 shares of Series A Preferred Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 1915 Swarthmore Avenue, Lakewood, New Jersey 08701, and our telephone number is (732) 905-3716. Our website is available at www.pishposhbaby.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Recent Developments

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby, LLC, a privately-held Delaware limited liability company (“Pish Posh Baby”), with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,061,687 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase Common Stock of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 24, 2022, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock at a price of $0.00001 per share pursuant to the terms of certain Subscription Agreements entered into with certain subscribers and issued 900,507 shares to an employee in accordance with the terms of such individual’s employment agreement (the “February 2022 Offering”).

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

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On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation (as defined below), Series A Preferred Stock and warrants to purchase shares of Common Stock of the Company. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the Beneficial Ownership Limitation, Series A Preferred Stock, at purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Common Stock purchase warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein (the “Mergeco Warrants”).

On September 13, 2022, the Company conducted the first closing of a private placement offering of its Common Stock to accredited investors (the “Pre-IPO Offering”). At the first closing of the Pre-IPO Offering, we sold 468,891 shares of Common Stock at a purchase price of $1.08 per share, for which we received total gross consideration of $506,402. On September 22, 2022, the Company conducted the second and final closing of the Pre-IPO offering, at which we sold an additional 69,447 shares of Common Stock for total gross proceeds of $75,003. Between the two closings, we sold 538,338 shares of Common Stock for total gross proceeds of $581,405. In connection with the Pre-IPO Offering, we paid Boustead Securities, LLC, our placement agent, $46,512 in cash and issued Boustead Pre-IPO Warrants to purchase an aggregate of 37,683 shares of Common Stock.

On October 19, 2022, the majority of all of the holders of (i) the issued and outstanding shares of Common Stock (the “Common Holders”) and (ii) the issued and outstanding shares of Series A Preferred Stock (the “Preferred Holders”), and all of the Purchasers under the Securities Purchase Agreement (together with the Common Holders and the Preferred Holders, the “Holders”) entered into an Omnibus Waiver, Consent and Exchange Agreement, pursuant to which the Holders agreed to, (1) amend and restate the Company’s Certificate of Incorporation and the Certificate of Designation of its Series A Preferred Stock to, among other things, increase the number of authorized shares of Preferred Stock designated as Series A Preferred Stock and to increase the Beneficial Ownership Limitation from 4.99% to 9.99%, (2) terminate all prior lock-up agreements to which the Preferred Holders were a party pertaining to the Company’s equity securities and replace and supersede all prior lock-up agreements to which the Common Holders were a party pertaining to the Company’s equity securities with a new lock-up agreement to be entered into in connection with the underwriting agreement with Boustead Securities, LLC (the “Lock-Up Agreements”), (3) permit the Preferred Holders to exchange shares of Common Stock held by the Preferred Holders for shares of the Company’s Series A Preferred Stock (the “Exchanged Series A Preferred Stock”), and (4) forever waive all registration rights granted to the Holders under the Securities Purchase Agreement. Following the exchange of the Preferred Holders’ shares of Common Stock into Exchanged Series A Preferred Stock, the Preferred Holders converted 1,337.382 shares of Series A Preferred Stock back into 1,337,382 shares of Common Stock for resale under the Resale Prospectus.

Risks Associated with our Business

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 11 of this prospectus before deciding to invest in our Common Stock. If any of these risks occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Below is a summary of some of the principal risks we face:

●	The COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition;

●	We have a history of operating losses and may continue to incur losses for the foreseeable future;

●	Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk;

●	If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed;

●	We have incurred significant operating losses in the past, and we may not be able to generate sufficient net sales to achieve or maintain profitability. Failure to maintain an adequate growth rate will materially and adversely affect our business, financial condition and operating results;

●	If we are unable to obtain additional funding, we may not be able to grow our business operations;

●	We may be unable to accurately forecast net sales and appropriately plan our expenses in the future;

●	Our business is highly competitive;

●	Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfillment infrastructures, greater technical capabilities, or greater financial, marketing and other resources and larger customer bases than we do;

●	We depend on the continued growth of e-commerce;

●	If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability;

●	We will be dependent on our suppliers and do not have supply agreements with our suppliers;

●	Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings;

●	Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand;

●	Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results;

●	Failure to continue to provide our customers with merchandise from vendors will harm our business;

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●	Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business;

●	Many of the products we sell to children have safety concerns and may expose us to product liability claims;

●	If we do not successfully optimize and manage our fulfillment processes, our business, financial condition and operating results could be harmed;

●	We do not have an agreement for the use of our current fulfillment facility;

●	We are subject to payment-related risks;

●	Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations;

●	Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition;

●	Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results;

●	If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives;

●	Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business;

●	Our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business;

●	We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us;

●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing;

●	The price of our Common Stock may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors;

●	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results;

●	The issuance of shares upon conversion of the Series A Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders;

●	Because we do not intend to pay any cash dividends on our shares of Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them;

●	There has been no prior market for our Common Stock. An active market may not develop or be sustainable;

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members;

●	As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our Common Stock;

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●	Our Certificate of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our Common Stock;

●	Our officers and directors own a substantial amount of our Common Stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other stockholders do not agree;

●	Existing stockholders may sell significant quantities of Common Stock; and

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

OFFERING SUMMARY

Common Stock Offered by the Selling Stockholders	1,337,382 shares of Common Stock.

Common Stock Offered by us	0 shares of Common Stock.

Selling Price	$5.00

Shares of Common Stock Outstanding prior to this Offering	4,939,345 shares of Common Stock.(1)

Shares of Common Stock to be Outstanding after this Offering	6,601,963 shares of Common Stock (or 6,851,355 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this Resale Prospectus.

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Dividend Policy	The Company has never paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the Board of Directors (“Board”) and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors, you should consider in making an investment, see “Risk Factors” beginning on page 11.

(1)	As of October 21, 2022. Does not include (i) shares of Common Stock issuable pursuant to options granted to our 2022 Equity Incentive Plan, of which there are none, (ii) 1,752,370 shares of Common Stock issuable upon conversion of our outstanding Series A Preferred Stock or (iii) 3,279,508 shares of Common Stock issuable upon the exercise of our outstanding warrants.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	the issuance by us of our Common Stock pursuant to the public offering prospectus filed contemporaneously herewith; and

●	no exercise by the underwriters of their option to purchase up to 249,392 additional shares of our Common Stock from us to cover over-allotments, if any.

SUMMARY FINANCIAL DATA

The following tables set forth our summary financial data for the periods and as of the dates indicated. We derived our summary statements of comprehensive loss data for the years ended December 31, 2021 and 2020 and our summary balance sheet data as of December 31, 2021 and 2020 from our audited financial statements included elsewhere in this prospectus. For interim periods, we have derived our summary statements of comprehensive loss data for the six months ended June 30, 2022 and 2021 and summary balance sheet data as of June 30, 2022 and 2021 from our unaudited financial statements and related notes incorporated by reference into this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future, and our operating results for the interim periods are not necessarily indicative of the results that may be expected for any other interim periods or any future year. You should read these data together with our financial statements and related notes appearing elsewhere in this prospectus and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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	Six Months Ended		Year Ended
	June 30,		December 31,
	2022	2021	2021	2020
	(Unaudited)
Net revenues	$11,235,447	$5,543,648	$13,331,398	$14,518,025
Cost of net revenues	7,264,123	3,811,695	8,892,262	9,655,876
Gross profit	3,971,324	1,731,953	4,439,136	4,862,149

Operating expenses:
General and administrative	4,244,168	938,175	2,089,153	1,878,200
Research and development	66,022	-	-	-
Sales and marketing	3,269,295	1,400,821	3,396,989	3,137,466
Total operating expenses	7,579,485	2,338,996	5,486,142	5,015,666

Loss from operations	(3,608,161)	(607,043)	(1,047,006)	(153,517)

Other income (expense):
Other income	159,159	-	-	-
Interest expense	(60,813)	(29,667)	(132,157)	(36,009)
Total other income (expense), net	98,346	(29,667)	(132,157)	(36,009)

Provision for income taxes	-	-	-	-
Net loss	$(3,509,815)	$(636,710)	$(1,179,163)	$(189,526)

Weighted average common shares outstanding - basic and diluted	2,885,052
Net loss per common share - basic and diluted	$(1.22)

Pro forma number of common shares outstanding - basic and diluted (1)	6,601,963
Pro forma earnings per share - basic and diluted (1)	$(0.53)

	June 30,	June 30,	December 31,
	2022	2022	2021	2020
	Actual	As Adjusted (1)	Actual	Actual
Cash and cash equivalents	$530,722	$7,895,765	$773,880	$58,138
Inventory, net	5,222,131	5,222,131	3,295,884	2,257,712
Total current assets	6,466,486	13,234,252	4,340,087	2,576,900
Long-term assets	231,483	231,483	93,541	13,086
Total assets	6,697,969	13,465,735	4,433,628	2,589,986
Accounts payable, accrued expenses and other current liabilities	3,784,078	3,784,078	3,007,559	2,023,206
Loan payable	2,862,438	2,862,438	1,376,765	400,000
Convertible note payable	240,135	240,135	1,061,687	-
Total stockholders / members' equity (deficit)	(318,744)	6,449,022	(1,012,383)	166,780
Total liabilities and stockholders / members' equity (deficit)	$6,697,969	$13,465,735	$4,433,628	$2,589,986

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each selling stockholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the selling stockholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Common Stock by the selling stockholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Percentage of beneficial ownership before this offering is based on 4,939,345 shares of Common Stock outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

Other than as set forth below, none of the selling stockholders has had any position, office or other material relationship within past three years with the Company and none of the selling stockholders is a broker dealer or an affiliate of a broker dealer. None of the selling stockholders has an agreement or understanding to distribute any of the shares being registered. Each selling stockholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Stockholders Plan of Distribution.” The table below assumes that the selling stockholders will sell all of the shares offered for sale hereby:

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Owned after Offering	Percentage Ownership After Offering (%)
Alpha Capital Anstalt (2)	316,636	316,636	0	9.99%
Palladium Holdings LLC (3)	257,813	207,813	50,000	4.99%
The Hewlett Fund LP (4)	400,000	400,000	0	4.99%
L1 Capital Global Opportunities Master Fund (5)	362,933	362,933	0	9.99%
Meister Seelig & Fein LLP (6)	150,000	50,000	100,000	2.78%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of Common Stock, or convertible or exercisable into shares of Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.
(2)	The percentage ownership after this Offering assumes the sale of all shares of Common Stock offered for resale under the Resale Prospectus and conversion of the Series A Preferred Stock held by such stockholder into Common Stock up to the Beneficial Ownership Limitation of 9.99%.
(3)

Palladium Holdings, LLC is an affiliate of Palladium Capital Group, LLC (formerly Palladium Capital Advisors, LLC), which is a registered broker dealer that acted as the Company’s private placement agent in the PPB Private Offering. All shares of Common Stock of the Company previously held by Palladium Capital Group, LLC (formerly Palladium Capital Advisors, LLC) were assigned to Palladium Holdings, LLC effective as of August 8, 2022.

The percentage ownership after this Offering assumes the sale of all shares of Common Stock offered for resale under the Resale Prospectus and cash exercise of the Mergeco Warrants held by such stockholder into Common Stock up to the Beneficial Ownership Limitation of 4.99%.

(4)	The percentage ownership after this Offering assumes the sale of all shares of Common Stock offered for resale under the Resale Prospectus and cash exercise of the Mergeco Warrants held by such stockholder into Common Stock up to the Beneficial Ownership Limitation of 4.99%.
(5)	The percentage ownership after this Offering assumes the sale of all shares of Common Stock offered for resale under the Resale Prospectus and conversion of the Series A Preferred Stock held by such stockholder into Common Stock up to the Beneficial Ownership Limitation of 9.99%.
(6)	Meister Seelig & Fein LLP acts as legal counsel to the Company. See the section entitled “Legal Matters” in this prospectus.

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SELLING STOCKHOLDERS PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. The selling shareholders must sell their shares at a fixed price per share of $5.00 until there is an established public trading market for our shares of common stock. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for selling stockholders, rather than under this Resale Prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the selling stockholders’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any selling stockholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling stockholders.

If any of the shares of Common Stock offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each selling stockholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of our Common Stock and certain legal matters will be passed upon for us by Meister Seelig & Fein LLP, New York, New York. MSF has been issued 150,000 shares of our Common Stock as compensation for a portion of the fees and expenses incurred by the Company in connection with the Offering. MSF has been named as a selling stockholder in this registration statement with respect to 50,000 of such shares.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement all of which will be paid by us. All of the amounts are estimated except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and The Nasdaq Stock Market LLC listing fee.

Item	Amount
SEC registration fee		$1,535.00
Exchange listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Transfer agent and registrar fees	$	*
Blue sky fees and expenses	$	*
FINRA filing fees		$3,087.50
Miscellaneous	$	*
Total	$	*

*	To be filed by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant to be in effect upon the completion of this offering provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant to be in effect upon the completion of this offering require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation to be in effect upon the completion of this offering provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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[As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.]

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The proposed form of underwriting agreement between the registrant and the representative of the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On November 30, 2021, in connection with and in advance of a proposed merger of Pish Posh Baby LLC, a privately-held Delaware limited liability company (“Pish Posh Baby”), with and into PishPosh, Inc. (the “Merger”), Pish Posh Baby entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers identified therein (“Purchasers”), pursuant to which the Company sold, and Purchasers purchased, convertible notes (the “Notes”) in the aggregate principal amount of $1,000,563.33 (the “Note Closing”). Pursuant to the terms of the Securities Purchase Agreement and the Notes, the Notes automatically converted on a into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation, Series A Preferred Stock and Mergeco Warrants of PishPosh, Inc. upon a subsequent closing held by PishPosh, Inc. following the Merger (the “Subsequent Closing,” and together with the Note Closing, the “PPB Private Offering”).

On February 24, 2022, PishPosh, Inc. sold an aggregate of 1,440,811 shares of Common Stock to the following purchasers at a price of $0.00001 per share, pursuant to the terms of certain Subscription Agreements, and issued 900,507 shares to an employee in accordance with the terms of such individual’s employment agreement (the “February 2022 Offering”).

Subscriber	# Shares of Common Stock
Dov Kurlander	899,306
Chaim (Charlie) Birnbaum	165,093
David Benishai’an	5,403
Shlomie Stein	70,840
Palladium Capital Advisors, LLC	240,135	(1)
Alon Benishai’an	900,507
Menachem (Mark) Kahn	60,034

(1) In order to stay below the Beneficial Ownership Limitation (as defined below), 90,135 shares of Common Stock were issued and 150 shares of Series A Preferred Stock were issued to Palladium Capital Advisors, LLC (now Palladium Capital Group, LLC). All of the shares of Common Stock and Series A Preferred Stock held by Palladium Capital Advisors, LLC (now Palladium Capital Group, LLC) were assigned to Palladium Holdings, LLC effective as of August 8, 2022.

On February 25, 2022, the Merger between Pish Posh Baby, LLC and PishPosh, Inc. became effective. Pursuant to the Merger Agreement, each issued unit of membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the Merger was converted into 1.572314286 shares of Common Stock, $0.000001 par value per share. At the option of any stockholder, shares of Series A Preferred Stock of the Company, $0.000001 par value per share, were issued in lieu of shares of Common Stock in order to stay below a beneficial ownership limitation of 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the Merger and the Subsequent Closing (the “Beneficial Ownership Limitation”). Upon the closing of the Merger, Pish Posh Baby merged with and into the Company with the Company surviving the Merger and succeeding to the business of Pish Posh Baby.

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On March 1, 2022, the Subsequent Closing occurred, at which time, pursuant to the terms of the Securities Purchase Agreement, the Notes automatically converted into shares of Common Stock at a conversion price of $1.00 per share and/or, subject to the Beneficial Ownership Limitation, Series A Preferred Stock and Mergeco Warrants. In addition, the Company sold, and Purchasers acquired, shares of Common Stock and/or, to the extent Purchasers elected not to exceed the Beneficial Ownership Limitation, Series A Preferred Stock, at a purchase price of $1.00 per share for an aggregate amount of $1,689,980. In addition to the issuance of shares of Common Stock and/or Series A Preferred Stock, pursuant to the terms of the Securities Purchase Agreement, at the Subsequent Closing, Purchasers also received Mergeco Warrants representing the right to purchase an amount of shares of Common Stock of the Company equal to 100% on a fully diluted basis of the amount of shares of Common Stock that would be issued to such Purchaser at the Subsequent Closing, having a per share exercise price of $1.00, subject to adjustment as described therein.

Also in connection with the PPB Private Offering, as part of Placement Agent Consideration, the Company issued (i) the Palladium Note in the principal amount of $240,135, dated March 1, 2022, and (ii) the Palladium Warrant to purchase up to 240,135 shares of Common Stock of the Company to Palladium Capital Group LLC, dated March 1, 2022, to Palladium Capital Group LLC (an affiliate of Palladium Capital Advisors LLC), who subsequently assigned the Palladium Note and the Palladium Warrant to Palladium Holdings LLC.

On September 13, 2022, the Company conducted the first closing of its Pre-IPO Offering at which it sold 468,891 shares of Common Stock at a purchase price of $1.08 per share, for which it received total gross consideration of $506,402. On September 22, 2022, the Company conducted the second and final closing of the Pre-IPO offering, at which it sold an additional 69,447 shares of Common Stock for total gross proceeds of $75,003. Between the two closings, the Company sold an aggregate of 538,338 shares of Common Stock for total gross proceeds of $581,405. In connection with the Pre-IPO Offering, the Company paid Boustead Securities, LLC, its placement agent, $46,512 in cash and issued Boustead Pre-IPO Warrants to purchase an aggregate of 37,683 shares of Common Stock.

On October 21, 2022, following the filing of the Company’s Second Amended and Restated Certificate of Incorporation, (i) the Beneficial Ownership Limitation increased from 4.99% to 9.99% and (ii) all of the Company’s Preferred Holders exchanged all of the shares of Common Stock held by such Preferred Holders for Exchanged Series A Preferred Stock as follows:

Preferred Holders	Shares of Common Stock	Shares of Exchanged Series A Preferred Stock
Alpha Capital Anstalt	135,643	135.643
Palladium Holdings, LLC	107,813	107.813
The Hewlett Fund LP	150,000	150.000
L1 Capital Global Opportunities Master Fund	150,000	150.000
Total	589,753	589.753

Following such exchange of the Preferred Holders’ shares of Common Stock for Exchanged Series A Preferred Stock, the Preferred Holders converted certain shares of Series A Preferred Stock back into shares of Common Stock for resale under the Resale Prospectus.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement, by and between PishPosh, Inc. and Boustead Securities, LLC.
2.1	Agreement and Plan of Merger, dated February 24, 2022, by and between PishPosh, Inc. and Pish Posh Baby LLC.
3.1	Second Amended and Restated Certificate of Incorporation of PishPosh, Inc., dated October 20, 2022.
3.2	Certificate of Merger of Pish Posh Baby LLC into PishPosh, Inc., dated February 24, 2022 and filed on February 25, 2022.
3.3	Bylaws of PishPosh, Inc.
4.1	Securities Purchase Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC and certain purchasers identified on the signature pages thereto in connection with the Note Closing of the PPB Private Offering.
4.2	Registration Rights Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC and the persons listed on the signature pages thereto in connection with the PPB Private Offering.
4.3	Form of Convertible Note in connection with the Note Closing of the PPB Private Offering.
4.4	Form of Common Stock Purchase Warrant in connection with the Subsequent Closing of the PPB Private Offering.
4.5	Form of Subscription Agreement in connection with the February 2022 Offering.
4.6	Convertible Promissory Note to Palladium Holdings LLC in the principal amount of $240,135, dated March 1, 2022.
4.7	Warrant to purchase up to 240,135 shares of Common Stock of PishPosh, Inc. to Palladium Holdings LLC, dated March 1, 2022.
4.8	Form of Common Stock Certificate.
5.1*	Opinion of Meister Seelig & Fein LLP.
10.1	Lease Agreement, dated September 13, 2019, between Swarthmore 1914 LLC and Pish Posh Baby LLC.
10.3	Employment Agreement, dated April 30, 2021, between Pish Posh Baby LLC and Alon Benishai’an.
10.4	Employment Agreement, dated November 23, 2021, between Pish Posh Baby LLC and Charlie Birnbaum.
10.5	Employment Agreement, dated January 12, 2022, between Pish Posh Baby LLC and Jesse Sutton.
10.6	Offer Letter, dated August 25, 2022, between PishPosh, Inc. and Eric Sherb.
10.7	Promissory Note, dated November 15, 2021, issued by Pish Posh Baby LLC in favor of Moishe (Michael) Hartstein.
10.8	Intercreditor Agreement, dated November 30, 2021, by and among Pish Posh Baby LLC, Dov Kurlander and the noteholders identified therein.

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10.9	Convertible Promissory Note, dated August 23, 2022, issued by PishPosh, Inc. to Dov Kurlander in the principal amount of $950,000.
10.10	2022 Equity Incentive Plan.
10.11	Form of Lock-Up Agreement entered into in connection with this registration statement (included as Exhibit B to Exhibit 1.1).
10.12*	Form of Indemnification Agreement.
14.1	Code of Ethics and Business Conduct.
23.1	Consent of Morison Cogen LLP.
23.2*	Consent of Meister Seelig & Fein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature pages to Registration Statement on Form S-1).
99.1	Audit Committee Charter adopted by the Board of Directors of PishPosh, Inc. on June 6, 2022.
99.2	Compensation Committee Charter adopted by the Board of Directors of PishPosh, Inc. on June 6, 2022
99.3	Nominating and Corporate Governance Committee Charter adopted by the Board of Directors of PishPosh, Inc. on June 6, 2022.
99.4	Corporate Governance Guidelines.
101*	Interactive Data Files.
107	Filing Fee Table.

*To be filed by amendment

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PishPosh, Inc. pursuant to the foregoing provisions, or otherwise, PishPosh, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PishPosh, Inc. of expenses incurred or paid by a director, officer or controlling person of PishPosh, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PishPosh, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by PishPosh, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lakewood, State of New Jersey, on October 21, 2022.

PISHPOSH, INC.

By:	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse Sutton	Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2022
Jesse Sutton

/s/ Eric Sherb	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2022
Eric Sherb

*	Chief Operating Officer and Director	October 21, 2022
Chaim (Charlie) Birnbaum

*	Director	October 21, 2022
Patrick White

*	Director	October 21, 2022
Menachem (Mark) Kahn

*	Director	October 21, 2022
Victor Setton

* By:	/s/ Jesse Sutton
Jesse Sutton, Attorney-in-Fact

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